UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Exchange Act Rule 14a-12

CenterPoint Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

      Always There.®

CenterPoint Energy, Inc.

Notice of Annual Meeting of Shareholders

to be held on April 25, 2019

and Proxy Statement

Always There.®
Welcome to the CenterPoint Energy Annual Shareholder Meeting

March 14, 2019

Dear Fellow Shareholders:

We are pleased to invite you to attend our annual shareholder meeting to be held on April 25, 2019, at 9:00 a.m. central time in our auditorium located at 1111 Louisiana Street in Houston, Texas.

As explained in the enclosed proxy statement, at this year’s meeting you will be asked to vote (i) for the election of ten directors, (ii) for the ratification of the appointment of CenterPoint Energy’s independent registered public accounting firm and (iii) for the approval, on an advisory basis, of CenterPoint Energy’s executive compensation, and to consider any other business that may properly come before the meeting.

Your vote is very important to us – participate in the future of CenterPoint Energy and exercise your shareholder right by voting your shares right away.

Only holders of record of CenterPoint Energy common stock at the close of business on March 1, 2019, or their proxy holders, may vote at the meeting. Attendance at the meeting is limited to holders of our common stock or their proxy holders and CenterPoint Energy guests. Only holders of our common stock or their valid proxy holders may address the meeting.

Please review the proxy card for instructions on how you can vote your shares of CenterPoint Energy common stock over the internet, by telephone or by mail. It is important that all holders of CenterPoint Energy common stock, regardless of the number of shares owned, participate in the affairs of the Company. At CenterPoint Energy’s 2018 Annual Shareholder Meeting, approximately 85 percent of the Company’s outstanding shares of common stock was represented in person or by proxy.

Thank you for your continued investment in CenterPoint Energy.

Sincerely,

Milton Carroll Executive Chairman of the Board	Scott M. Prochazka President and Chief Executive Officer

2019 Proxy Statement

Always There®

2019 Proxy Statement

Table of Contents (continued)

CenterPoint Energy

Always There.®
Notice of Annual Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 2019 annual meeting of shareholders of CenterPoint Energy, Inc. This is your notice for the meeting.

TIME AND DATE

9:00 a.m. Central Time on April 25, 2019.

PLACE

The CenterPoint Energy auditorium at 1111 Louisiana, Houston, Texas.

ITEMS OF BUSINESS

•	elect the ten nominees named in the proxy statement as directors to hold office until the 2020 annual meeting;
•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019;
•	conduct an advisory vote on executive compensation; and
•	conduct other business if properly raised.

RECORD DATE

Holders of record of CenterPoint Energy common stock at the close of business on March 1, 2019 are entitled to vote.

PROXY VOTING

Each share of CenterPoint Energy common stock entitles the holder to one vote on each matter to be voted on at the meeting. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 1 of the proxy statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.

Sincerely,

Vincent A. Mercaldi

Corporate Secretary

Dated and first mailed

to shareholders

on or about March 14, 2019

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 25, 2019

The proxy statement and annual report to shareholders are available at:

http://materials.proxyvote.com/15189T

2019 Proxy Statement

CENTERPOINT ENERGY, INC.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

For deliveries by U.S. Postal Service:

P.O. Box 4567

Houston, Texas 77210-4567

Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT VOTING

On what am I voting?

Item Description	More Information	Board Recommendation	Broker non-votes	Abstentions	Votes required for approval
Item 1: Election of directors	Page 4	FOR each nominee	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 2: Ratification of appointment of the independent registered public accounting firm	Page 67	FOR	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 3: Advisory vote on executive compensation	Page 68	FOR	Do not count	Do not count	Shares voted for must exceed shares voted against

Who may vote?

Holders of our common stock recorded in our stock register at the close of business on March 1, 2019 may vote at the meeting. As of that date, there were 501,440,277 shares of our common stock outstanding.

How many votes do I have?

You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?

Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of our common stock at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.

You may vote for or against each director nominee under Item 1 (election of directors) and the proposals under Item 2 (ratification of appointment of the independent registered public accounting firm) and Item 3 (advisory vote on executive compensation), or you may abstain from voting on these items. If you give us your proxy but do not specify how to vote, we will vote your shares of our common stock in accordance with the Board’s recommendations.

Always There®	1

2019 Proxy Statement

Frequently Asked Questions About Voting (continued)

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board and, with respect to the ratification of the appointment of the independent registered public accounting firm, the Audit Committee, recommends a vote as follows:

•	FOR the election of the ten nominees named in this proxy statement as directors;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019; and

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

If any other matters properly come before the meeting, we will vote the shares of common stock in accordance with our best judgment and discretion.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

•	submitting a new proxy card with a later date;

•	voting in person at the meeting; or

•	giving written notice to Mr. Vincent A. Mercaldi, Corporate Secretary, at CenterPoint Energy’s address shown above.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares of our common stock in your own name or in the name of a bank or brokerage firm. If you hold your shares of our common stock directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.

Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the New York Stock Exchange. If your shares of our common stock are held in the name of a broker, bank or other nominee, such nominee can vote your shares for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other items are considered “routine” and may not be voted on by your nominee without your instruction.

For all items other than ratification of the appointment of our independent registered public accounting firm, brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares because the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner as to how to vote. Brokers cannot vote on Item 1 (election of directors) or Item 3 (advisory vote on executive compensation) without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Item 1 or Item 3, your broker will not vote for you with respect to those items.

Do I need a ticket to attend the meeting?

To be admitted to the meeting, you must provide proof of ownership of our common stock and proof of identification. If you plan to attend the meeting and your shares of common stock are held by banks, brokers, stock plans or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your broker or bank. All holders of our common stock will be required to present valid picture identification, such as a driver’s license, before being admitted to the meeting.

2	CenterPoint Energy

2019 Proxy Statement

Frequently Asked Questions About Voting (continued)

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of our common stock outstanding as of the record date must be represented at the meeting, either by proxy or in person. Shares of our common stock owned by CenterPoint Energy are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve each of the proposals?

Under our third amended and restated bylaws (bylaws), directors are elected by a majority of the votes cast at the meeting. This means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Item 1: Election of Directors—Majority Voting in Director Elections.”

Each of the ratification of the appointment of independent registered public accounting firm in Item 2 and the approval of the resolution included in Item 3 regarding the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of our common stock entitled to vote at the meeting and voted for or against the item. Abstentions and broker non-votes will not affect the outcome of the vote on these items.

Who conducts the proxy solicitation and how much will it cost?

CenterPoint Energy is requesting your proxy for the annual shareholder meeting and will pay all the costs of requesting shareholder proxies, including a fee of $13,000 plus expenses to Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, who will help us solicit proxies. We can request proxies through the mail, in person, or by telephone, fax or Internet. We can use directors, officers and other employees of CenterPoint Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Always There®	3

2019 Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

Nominees for Directors

Each of our directors will be elected at this year’s meeting to a one-year term expiring at the annual meeting of shareholders in 2020.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority.

Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include the public companies that were its predecessors.

Our Board of Directors collectively represents the following backgrounds, key skills and competencies:

Board of Directors Backgrounds, Key Skills and Competencies
Regulated Utility Experience	✓
Public Company Board Service	✓
Current or Recent Public Company Chief Executive Officer	✓
Legal and Regulatory Experience	✓
Strategic Planning Experience	✓
Corporate Governance Experience	✓
Accounting, Banking and Financial Literacy	✓
Risk Management Experience	✓
Human Capital Management Experience	✓
Business Operations Experience	✓
Natural Gas and/or Oil Midstream Experience	✓
Executive Compensation Experience	✓
Community Relationships / Non-Profit or Charitable Board Service	✓

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board to determine that the person should serve as a director for the Company.

4	CenterPoint Energy

2019 Proxy Statement

Item 1: Election of Directors (continued)

The ten nominees for election at the annual meeting are listed below.

LESLIE D. BIDDLE

Leslie D. Biddle, age 52, has been a director since April 2018. Ms. Biddle has served as a Partner and the President of Serengeti Asset Management since 2013 where she heads its risk committee and its energy research efforts. Before joining Serengeti, Ms. Biddle spent nearly ten years at Goldman Sachs, where she was most recently Global Head of Commodity Sales and the Chief Financial Officer of its investments in the metals and mining sector. Ms. Biddle was responsible for many of the structured transactions in the private equity and power spaces, including the Texas Genco acquisition and the TXU leveraged buyout, and was also a member of Goldman Sachs’ Finance Committee, Business Practices Committee, Firmwide New Activity Committee, Structured Investment Products Committee and European Audit and Compliance Committee. Prior to joining Goldman Sachs, Ms. Biddle served as a Vice President at the AES Corporation focusing on project finance and power plant development. Ms. Biddle has served on the Board of Directors of Empire State Realty Trust, Inc. since March 2017. She also serves as the Vice Chair of the Board of Trustees of Colby College.

The Board determined that Ms. Biddle should be nominated for election as a director due to her extensive expertise in finance, complex structured transactions and project finance, particularly in the energy industry. The Board also values her service on the Boards of Directors of other public companies.

Independent Director Nominee Committees: Audit, Finance

MILTON CARROLL

Milton Carroll, age 68, has been a director since 1992. He has served as Executive Chairman since June 2013 and previously served as Chairman from September 2002 until May 2013. Mr. Carroll has served as a director of Halliburton Company since 2006 and Western Midstream Partners, LP since February 2019. He has served as a director of Health Care Service Corporation since 1998 and as its chairman since 2002. He previously served as a director of Western Gas Holdings, LLC, the general partner of Western Gas Partners, LP, from 2008 to February 2019, LyondellBasell Industries N.V. from July 2010 to July 2016 and LRE GP, LLC, the general partner of LRR Energy, L.P., from November 2011 to January 2014.

The Board determined that Mr. Carroll should be nominated for election as a director due to his extensive knowledge of the Company and its operations gained in over 25 years of service as a director of the Company, its predecessors and affiliates. The Board values Mr. Carroll’s knowledge of the oil and natural gas industry, board leadership skills and corporate governance expertise.

Non-Independent Director Nominee Executive Chairman Committees: None

Always There®	5

2019 Proxy Statement

Item 1: Election of Directors (continued)

SCOTT J. McLEAN

Scott J. McLean, age 62, has been a director since December 2013. Since March 2014, Mr. McLean has been President of Zions Bancorporation and Chairman of Amegy Bank of Texas, and since June 2015, has been Chief Operating Officer of Zions Bancorporation. Previously, he served as Chief Executive Officer of Amegy Bank from December 2009 through February 2014. Prior to joining Amegy in 2002, he was with JPMorgan Chase for 23 years, where he served in a number of roles, including President in Dallas, Chief Executive Officer in El Paso and President in Houston. He currently serves on the Southern Methodist University Board of Trustees, the Memorial Hermann Healthcare System board and the United Way of Greater Houston board.

The Board determined that Mr. McLean should be nominated for election as a director due to his extensive financial, banking and executive management experience. The Board also benefits from his experience in leadership roles with numerous business, civic and charitable organizations.

Independent Director Nominee Committees: Audit, Finance

MARTIN H. NESBITT

Martin H. Nesbitt, age 56, has been a director since April 2018. Since 2013, Mr. Nesbitt has served as Co-Chief Executive Officer of The Vistria Group, LLC, a Chicago-based investment firm focused on the education, healthcare and financial services industries. Prior to co-founding Vistria, Mr. Nesbitt served as Chief Executive Officer of PRG Parking Management (known as The Parking Spot), an owner and operator of off-airport parking facilities, from 1996 to 2012. Prior to The Parking Spot, Mr. Nesbitt also served as officer of the Pritzker Realty Group, L.P. and as Vice President and Investment Manager at LaSalle Partners, with a variety of responsibilities including investment management for regional retail properties. Mr. Nesbitt has served on the Boards of Directors of Jones Lang LaSalle since 2011, Norfolk Southern Corporation since 2013 and American Airlines Group, Inc. since 2015. He is a Trustee of Chicago’s Museum of Contemporary Art and serves as Chairman of the Barack Obama Foundation.

The Board determined that Mr. Nesbitt should be nominated for election as a director due to his extensive financial, strategic and operational experience as chief executive officer and founder of various companies. The Board also values his expertise in executive leadership and his public company board experience.

Independent Director Nominee Committees: Compensation, Governance

THEODORE F. POUND

Theodore F. Pound, age 64, has been a director since April 2015. Mr. Pound is a private investor. He served as Vice President, General Counsel and Corporate Secretary of Select Energy Services, LLC, a private company providing water solutions and well-site services to energy producers, from January 2013 to January 2016. He previously served as Vice President, General Counsel and Secretary of Allis-Chalmers Energy, Inc., a publicly traded oilfield services company, from September 2004 to March 2011, when it was acquired by Seawall Limited. Mr. Pound has practiced law in Texas for nearly 40 years, primarily in the areas of mergers and acquisitions, corporate finance, securities, compliance and governance.

The Board determined that Mr. Pound should be nominated for election as a director due to his extensive legal, compliance and corporate governance expertise and his nearly 40 years of experience in advising public and private companies.

Independent Director Nominee Committees: Compensation, Governance (Chair)

6	CenterPoint Energy

2019 Proxy Statement

Item 1: Election of Directors (continued)

SCOTT M. PROCHAZKA

Scott M. Prochazka, age 53, has served as a director and President and Chief Executive Officer of CenterPoint Energy since January 1, 2014. He served as Executive Vice President and Chief Operating Officer of the Company from August 1, 2012 to December 31, 2013. He previously served as Senior Vice President and Division President, Electric Operations of the Company from May 2011 through July 2012 in addition to a variety of key leadership positions at the Company in electric, natural gas and customer service operations. He currently serves on the Board of Directors of Enable GP, LLC, the general partner of Enable Midstream Partners, LP, and as the Chairman of the Board of Directors for each of Gridwise Alliance and Central Houston, Inc. Mr. Prochazka is also a board member of Edison Electric Institute, Electric Power Research Institute, American Gas Association, Greater Houston Partnership, United Way of Houston, Junior Achievement of South Texas and the Kinder Institute Advisory Board.

The Board determined that Mr. Prochazka should be nominated for election as a director due to his extensive knowledge of the industry and the Company, its operations and people, gained in his years of service with the Company in positions of increasing responsibility.

Non-Independent Director Nominee Chief Executive Officer Committees: None

SUSAN O. RHENEY

Susan O. Rheney, age 59, has been a director since July 2008. Ms. Rheney is a private investor. She served as a director of QEP Midstream Partners GP, LLC, the general partner of QEP Midstream Partners, LP, a former publicly traded limited partnership which owned, operated, acquired and developed midstream energy assets consisting primarily of interests in gathering systems and pipelines to provide natural gas and crude oil gathering and transportation services, from June 2013 until July 2015, when QEP Midstream Partners, LP was acquired. From 2002 until March 2010, she served as a director of Genesis Energy, Inc., the general partner of Genesis Energy, LP, a publicly traded limited partnership. From 2003 to 2005, she was a director of Cenveo, Inc. and served as chairman of the board from January to August 2005. She also served until 2001 as a principal with The Sterling Group, a private financial and investment organization. Ms. Rheney is a National Association of Corporate Directors (NACD) Fellow.

The Board determined that Ms. Rheney should be nominated for election as a director due to her extensive financial management and accounting expertise and experience as a director of midstream oil and gas companies. The Board benefits from her experience implementing strategic and operational initiatives at a variety of firms.

Independent Director Nominee Committees: Audit, Finance (Chair)

PHILLIP R. SMITH

Phillip R. Smith, age 67, has been a director since March 2014. He is President and Chief Executive Officer of Torch Energy Advisors, Inc. Mr. Smith joined Torch as interim President and Chief Executive Officer in October 2012 and was named President and Chief Executive Officer effective January 2013. Prior to joining Torch, Mr. Smith was a partner with KPMG LLP from 2002 to September 2012. Mr. Smith also serves on the Board of Directors and as audit committee chair for Oilstone Energy Services, Inc., a position he has held since October 2014.

The Board determined that Mr. Smith should be nominated for election as a director due to his over 40 years of business, financial and accounting experience, including a 25-year partner career with international accounting firms managing engagements of large and complex companies with extensive audit committee and board interaction.

Independent Director Nominee Committees: Audit (Chair), Governance

Always There®	7

2019 Proxy Statement

Item 1: Election of Directors (continued)

JOHN W. SOMERHALDER II

John W. Somerhalder II, age 63, has been a director since October 2016. Mr. Somerhalder is a private investor. He most recently served as Interim President and Chief Executive Officer of Colonial Pipeline Company, a privately held company that operates a refined liquid petroleum products pipeline system, from February 2017 to October 2017. Prior to joining Colonial Pipeline Company, Mr. Somerhalder served as President, Chief Executive Officer and as a director of AGL Resources Inc., a former publicly traded energy services holding company, which was acquired by Southern Company, whose principal business is the distribution of natural gas, from March 2006 through December 2015 and as Chairman of the Board of AGL Resources Inc. from November 2007 through December 2015. Prior to joining AGL Resources Inc., he served in a number of roles with El Paso Corporation, a publicly traded natural gas and related energy products provider, and its subsidiaries since 1977, including as Executive Vice President. He currently serves as a director of Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP, as a director of SunCoke Energy Partners, L.P., and as director and trustee on the boards of numerous non-profit organizations.

The Board determined that Mr. Somerhalder should be nominated for election as a director due to his over 30 years of experience in the energy industry, with emphasis on his extensive natural gas utilities knowledge, and experience with natural gas and oil midstream firms and large public companies.

Independent Director Nominee Committees: Compensation, Governance

PETER S. WAREING

Peter S. Wareing, age 67, has been a director since 2005. Mr. Wareing is a co-founder and partner of the private equity firm Wareing, Athon & Company since 1988 and is involved in a variety of businesses. Mr. Wareing is Chairman of the Boards of Gulf Coast Pre-Stress, Ltd., Texas Concrete Company and Tesco LLC. He also currently serves as a trustee of Texas Children’s Hospital in Houston.

The Board determined that Mr. Wareing should be nominated for election as a director due to his extensive experience in financial, business and corporate strategy development matters. The Board also values his civic leadership and involvement in the Houston business community.

Independent Director Nominee Committees: Compensation (Chair), Finance

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

Director Nomination Process

In assessing the qualifications of candidates for nomination as director in addition to qualifications set forth in our bylaws, the Governance Committee and the Board consider the following:

The nominee’s personal and professional integrity, experience, reputation and skills;

The nominee’s ability and willingness to devote the time and effort necessary to be an effective board member;

The nominee’s commitment to act in the best interests of CenterPoint Energy and its shareholders;

The requirements under the listing standards of the New York Stock Exchange for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations; and

The Board’s desire that the directors possess a broad range of business experience, diversity, professional skills, geographic representation and other qualities it considers important in light of our business plan.

8	CenterPoint Energy

2019 Proxy Statement

Item 1: Election of Directors (continued)

At least annually, the Governance Committee reviews the overall composition of the Board, the skills represented by incumbent directors and the need for Board refreshment or expansion. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that (i) can effectively work together using its diversity of experience, skills, perspectives and backgrounds to see that the Company is well-managed with a focus of achieving the Company’s long-term business strategy and (ii) represents the interests of the Company and its shareholders. In seeking new director candidates, the Governance Committee and the Board consider the skills, expertise and qualities that will be required to effectively oversee management of the business and affairs of the Company. The Governance Committee and the Board also consider the diversity of the Board in terms of the geographic, gender, age and ethnic makeup of its members. The Board believes that a diverse membership enhances the Board’s deliberations and promotes inclusiveness.

Suggestions for potential nominees for director can come to the Governance Committee from a number of sources, including incumbent directors, officers, executive search firms and others. If an executive search firm is engaged for this purpose, the Governance Committee has sole authority with respect to the engagement. The Governance Committee will also consider director candidates recommended by shareholders. The extent to which the Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Committee’s discretion. The Governance Committee and the Board evaluate the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members, the benefit that results from increasing insight and experience developed over a period of time and the skills needed to achieve the Company’s long-term business strategy.

Our bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to our Corporate Secretary, which must be received at our principal executive offices between October 28, 2019 and January 26, 2020. The bylaws require that the notice must contain prescribed information, including, among other things, the name and address of the shareholder, the number of shares owned beneficially by the shareholder, the name and address of each of the persons with whom the shareholder is acting in concert, the number of shares of capital stock beneficially owned by each such person with whom the shareholder is acting in concert, and a description of all arrangements or understandings between the shareholder and each nominee and any other persons with whom the shareholder is acting in concert pursuant to which the nomination or nominations are made, as well as other procedural requirements. The shareholder must also provide the documentation and information about the nominee required by our bylaws, including information about the nominee that would be required to be disclosed in the proxy statement. If any of the foregoing information changes or requires supplementation, the proponent must update the information at the times provided in our bylaws. Except as required under the proxy access provisions of our bylaws, CenterPoint Energy is not required to include any shareholder proposed nominee in the proxy statement. You may obtain a copy of the bylaws describing the requirements for nomination of director candidates by shareholders on our website at http://investors.centerpointenergy.com/corporate-governance.cfm.

Proxy Access Requirements

In February 2017, we proactively adopted amendments to our bylaws to implement proxy access for our shareholders. These proxy access amendments permit a nominating group of up to 20 shareholders owning three percent or more of our common stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of shareholders director candidates constituting up to the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of our Board or (ii) two, provided that the shareholder (or group) and each nominee satisfy the requirements specified in our bylaws. An eligible shareholder wishing to nominate a candidate for election to the Board at the 2020 annual meeting of our shareholders, in accordance with the proxy access provisions in our bylaws, must provide such notice no earlier than November 27, 2019 and no later than December 27, 2019. Any such notice and accompanying nomination materials must meet the requirements set forth in our bylaws, which are publicly available at http://investors.centerpointenergy.com/corporate-governance.cfm.

Always There®	9

2019 Proxy Statement

Item 1: Election of Directors (continued)

Annual Board Self-Assessment and Director Peer Evaluation

The Board of Directors conducts a self-assessment of its performance and effectiveness as well as that of the four standing committees on an annual basis. The purpose of the self-assessment is to track progress from year to year and to identify ways to enhance the Board’s and its Committees’ effectiveness. Further, the Board of Directors, as part of its self-assessment, evaluates management’s preparation for Board and Committee meetings and the content presented at such meetings. As part of the assessment, each director completes a written questionnaire developed by the Governance Committee to provide feedback on the effectiveness of the Board and its Committees.

Additionally, each director completes an individual evaluation for each of the other directors. The collective ratings and comments of the directors are compiled and presented by Mr. Pound, the chairman of the Governance Committee, or by Mr. Carroll, with respect to Mr. Pound’s evaluation, to the Governance Committee and the full Board for discussion and action in connection with the director nomination process.

Director Independence

The Board of Directors determined that Messrs. Johnson*, McLean, Nesbitt, Pound, Smith, Somerhalder and Wareing and Mses. Biddle, Longoria* and Rheney are independent within the meaning of the listing standards for general independence of the New York Stock Exchange.

*	Mr. Johnson and Ms. Longoria continued to serve on the Board until the 2018 annual meeting of shareholders.

Under the listing standards, a majority of our directors must be independent, and the Audit, Compensation and Governance Committees are each required to be composed solely of independent directors. The standards for audit committee and compensation committee membership include additional requirements under rules of the Securities and Exchange Commission. The Board has determined that all of the members of each of its standing committees meet the applicable independence requirements. The listing standards relating to general independence require an affirmative determination by the Board that the director has no material relationship with the listed company and contain a listing of several specific relationships that preclude independence.

As contemplated by New York Stock Exchange rules then in effect, the Board adopted categorical standards in 2004 to assist in making determinations of independence. Under the rules then in effect, relationships falling within the categorical standards were not required to be disclosed or separately discussed in the proxy statement in connection with the Board’s independence determinations.

The categorical standards cover two types of relationships. The first type involves relationships of the kind addressed in either:

•	the rules of the Securities and Exchange Commission requiring proxy statement disclosure of relationships and transactions; or

•	the New York Stock Exchange listing standards specifying relationships that preclude a determination of independence.

For those relationships, the categorical standards are met if the relationship neither requires disclosure nor precludes a determination of independence under either set of rules.

The second type of relationship is one involving charitable contributions by CenterPoint Energy to an organization in which a director is an executive officer. In that situation, the categorical standards are met if the contributions do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

10	CenterPoint Energy

2019 Proxy Statement

Item 1: Election of Directors (continued)

In making its subjective determination regarding the independence of Messrs. Johnson, McLean, Nesbitt, Pound, Smith, Somerhalder and Wareing and Mses. Biddle, Longoria and Rheney, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they related to the Company and Company management. The Board considered the transactions in the context of the New York Stock Exchange’s objective listing standards, the categorical standards noted above and the additional standards established for members of audit, compensation and governance committees.

Code of Ethics and Ethics and Compliance Code

We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which group consists of our Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Controller. We will post information regarding any amendments to, or waivers of, the provisions of this code applicable to these officers at the website location referred to below under “Website Availability of Documents.”

We also have an Ethics and Compliance Code applicable to all directors, officers and employees. This code addresses, among other things, issues required to be addressed by a code of business conduct and ethics under New York Stock Exchange listing standards. Any waivers of this code for executive officers or directors may be made only by the Board of Directors or a committee of the Board and must be promptly disclosed to shareholders.

In 2018, no waivers of our Code of Ethics or our Ethics and Compliance Code were granted.

Conflicts of Interest and Related-Party Transactions

The Governance Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons” under the applicable disclosure rules of the Securities and Exchange Commission.

Our Ethics and Compliance Code provides that all directors, executive officers and other employees should avoid actual conflicts of interest as well as the appearance of a conflict of interest, and our Code of Ethics for our Chief Executive Officer and Senior Financial Officers similarly obligates the employees covered by that Code of Ethics (our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Controller) to handle actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. Under our Ethics and Compliance Code, prior approval is required for any significant financial interest with suppliers, partners, subcontractors or competitors. Any questionable situation is required to be disclosed to the Legal Department or an employee’s direct manager.

Pursuant to our Corporate Governance Guidelines, the Governance Committee Charter and our Related-Party Transaction Approval Policy, the Board has delegated to the Governance Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving executive officers or directors of the Company or other related persons under the applicable rules of the Securities and Exchange Commission. The Company’s Corporate Governance Guidelines require that (i) each director shall promptly disclose to the Chairman any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters, and (ii) the Chairman shall promptly advise the Governance Committee of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.

The Office of the Corporate Secretary periodically gathers information from directors and executive officers regarding matters involving potential conflicts of interest or related-party transactions and provides that information to the Governance Committee for review. Directors and executive officers are also required to inform the Company immediately of any changes in the information provided concerning related-party transactions in which the director or executive officer or other related person was, or is proposed to be, a participant. In accordance with our Related-Party Transaction Approval Policy, the standard applied in approving the transaction is whether the transaction is in the best interests of the Company and its shareholders.

Always There®	11

2019 Proxy Statement

Item 1: Election of Directors (continued)

There were no related-party transactions in 2018 that were required to be reported pursuant to the applicable disclosure rules of the Securities and Exchange Commission.

Majority Voting in Director Elections

Our bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at this meeting. To be elected, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election. In contested elections, the voting standard will be a plurality of votes cast. Under our bylaws, contested elections occur where, as of a date that is 14 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors to be elected.

Our Corporate Governance Guidelines include director resignation procedures. In brief, these procedures provide that:

Incumbent director nominees must submit irrevocable resignations that become effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next annual meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

Each director candidate who is not an incumbent director must agree to submit an irrevocable resignation upon election or appointment as a director;

Upon the failure of any nominee to receive the required vote, the Governance Committee makes a recommendation to the Board on whether to accept or reject the resignation;

The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our bylaws and our Corporate Governance Guidelines can be found on our website at http://investors.centerpointenergy.com/corporate-governance.cfm.

Board Leadership

The offices of Chairman of the Board and Chief Executive Officer are currently separate and have been separate since the formation of the Company as a new holding company in 2002. The Board believes that the separation of the two roles continues to provide, at present, the best balance of these important responsibilities with the Chairman directing board operations and leading oversight of the Chief Executive Officer and management, and the Chief Executive Officer focusing on developing and implementing the Company’s board-approved strategic vision and managing its day-to-day business. The Board believes that separating the offices of Chairman of the Board and Chief Executive Officer, coupled with regular executive sessions with only independent directors present, helps strengthen the Board’s independent oversight of management and provides an opportunity for the Board members to have more direct input to management in shaping the organization and strategy of the Company.

The Board’s Role in Risk Oversight

The Board of Directors is actively involved in the oversight of risks that could impact the Company, and risk oversight is the responsibility of the full Board. Our Corporate Governance Guidelines specify that the Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.

12	CenterPoint Energy

2019 Proxy Statement

Item 1: Election of Directors (continued)

Management is responsible for developing and implementing the Company’s program of enterprise risk management. A risk oversight committee, which is composed of senior executives from across the Company, monitors and oversees compliance with the Company’s risk control policy. An officer of the Company, who reports to the Chief Financial Officer, facilitates risk oversight committee meetings, and provides daily risk assessment and control oversight for commercial activities. Members of executive management also participate in ongoing risk assessments and risk mitigation planning.

Throughout the year, the Board participates in reviews with management of the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. Board reviews include the following areas:

•	Litigation and other legal matters;

•	Regulatory developments;

•	Business operations, budget and policy;

•	Environmental, social and governance matters;
•	Cybersecurity and data privacy;

•	Safety;

•	Industry and economic developments; and

•	Integration.

The Board also approves overall corporate risk limits. In addition, existing committees help the Board carry out its responsibility for risk oversight by focusing on the following specific key areas of risk:

Committee	Risk Oversight Responsibilities
Audit	Accounting and financial matters, including compliance with legal and regulatory requirements, and financial reporting and internal controls systems
Compensation	Compensation policies and practices
Finance	Financial affairs of the Company and its subsidiaries, including the Company’s capital structure
Governance	Corporate governance, including Board structure

The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing the Company’s compensation program, the Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.

Executive Succession Planning and Leadership Development

Our Board of Directors is actively engaged in succession planning for the position of Chief Executive Officer and other key executive positions. To assist the Board, our Executive Committee, consisting of our Chief Executive Officer and certain executive officers reporting directly to our Chief Executive Officer, meets on at least a quarterly basis to conduct talent reviews and discuss succession planning and leadership development, which are key corporate priorities for the Board and management. The results of these quarterly discussions are reviewed by, and discussed with, the Compensation Committee at least annually. Based on feedback from our Compensation Committee, our Chief Executive Officer provides the Board with an assessment of senior executive talent, including potential of such talent to succeed to the position of Chief Executive Officer or other key executive positions, readiness for succession and development opportunities.

Always There®	13

2019 Proxy Statement

Item 1: Election of Directors (continued)

Director Attendance

Last year, the Board met eight times, and the standing committees met a total of 21 times. Each incumbent director attended more than 75% of the meetings of the Board of Directors and each of the committees on which he or she served.

Directors are expected to attend annual meetings of shareholders. All current directors attended the 2018 annual meeting of shareholders.

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. Messrs. Carroll and Prochazka do not serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2018:

Director	Audit Committee	Compensation Committee	Finance Committee	Governance Committee
Leslie D. Biddle	✓		✓
Scott J. McLean	✓		✓
Martin H. Nesbitt		✓		✓
Theodore F. Pound		✓		Chair
Susan O. Rheney	✓		Chair
Phillip R. Smith	Chair; Financial Expert			✓
John W. Somerhalder II		✓		✓
Peter S. Wareing		Chair	✓
Number of Meetings Held in 2018	6	4	7	4

AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:

•    the integrity of our financial statements;

•    the qualifications, independence and performance of our independent registered public accounting firm;

•    the performance of our internal audit function; and

•    compliance with legal and regulatory requirements and our systems of disclosure controls and internal controls.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent registered public accounting firm and to approve all audit engagement fees and terms. Please refer to “Report of the Audit Committee” for further details.

The Board of Directors has determined that Mr. Smith, the Chairman of our Audit Committee, is an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission.

14	CenterPoint Energy

2019 Proxy Statement

Item 1: Election of Directors (continued)

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to:

•    oversee compensation for our senior executive officers, including salary and short-term and long-term incentive awards;

•    administer incentive compensation plans;

•    evaluate our Chief Executive Officer’s performance;

•    review management succession planning and development;

•    review and monitor the Company’s diversity and inclusion practices; and

•    select, retain and oversee the Company’s compensation consultant.

For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Compensation Committee and its report concerning Compensation Discussion and Analysis, see “Compensation Discussion and Analysis” and “Report of the Compensation Committee,” respectively.

FINANCE COMMITTEE

The primary responsibilities of the Finance Committee are to assist the Board in fulfilling its oversight responsibility for:

•    reviewing management’s recommendations regarding capital structure objectives, parameters and forecasts, including liquidity, short-term and long-term financial requirements, credit exposures, target credit ratings and related financial risk;

•    reviewing management’s recommendations regarding the financing plan, proposed financing transactions and use of derivatives and, following such review, making recommendations to the Board, as appropriate;

•    approving pricing and other terms and conditions relevant to specific transactions in the capital markets and other financing transactions, if authorized by the Board, or recommend that the Board authorize management to determine such terms and conditions;

•    authorizing share repurchases, new series of preferred or preference stock and exchange offers, if authorized by the Board;

•    reviewing and recommending for approval by the Board the declaration of dividends, including the amount and record date of dividends;

•    reviewing the Company’s risk transfer strategies; and

•    reviewing and approving the Company’s short-term investment policy.

Always There®	15

2019 Proxy Statement

Item 1: Election of Directors (continued)

GOVERNANCE COMMITTEE

The primary responsibilities of the Governance Committee are to:

•    identify, evaluate and recommend, for the approval of the entire Board of Directors, potential nominees for election to the Board;

•    recommend membership on standing committees of the Board;

•    address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons”;

•    review the independence of each Board member and make recommendations to the Board regarding director independence;

•    oversee annual evaluations of the Board and its standing committees, including individual director evaluations;

•    review any shareholder proposals submitted for inclusion in our proxy statement and make recommendations to the Board regarding the Company’s response;

•    review and recommend fee levels and other elements of compensation for non-employee directors;

•    evaluate whether to accept a conditional resignation of an incumbent director who does not receive a majority vote in favor of election in an uncontested election; and

•    establish, periodically review and recommend to the Board any changes to our Corporate Governance Guidelines.

For information concerning policies and procedures relating to the consideration and determination of compensation of our directors, including the role of the Governance Committee, see “Compensation of Directors.”

Executive Sessions of the Board

Our Corporate Governance Guidelines provide that the members of the Board of Directors who are not officers of CenterPoint Energy will hold regular executive sessions without management participation. If at any time the non-management directors include one or more directors who do not meet the listing standards of the New York Stock Exchange for general independence, the Board must hold an executive session at least once each year including only the non-management directors who are also independent. An executive session of independent directors is currently scheduled in conjunction with each regular meeting of the Board of Directors. Currently, the Governance Committee Chairman (Mr. Pound) presides at these sessions.

Shareholder Engagement and Communications with Directors

The Company believes that good governance practices include maintaining a consistent and transparent dialogue throughout the year with our shareholders, which helps contribute to the Company’s long-term success. Accordingly, our senior management, investor relations team and corporate governance team contacted shareholders representing a majority of our outstanding shares of common stock during 2018. With those shareholders and institutional investors who accepted our offer to engage, we discussed a range of topics, including corporate governance issues, business strategy, industry developments, climate change, executive compensation practices and proxy statement disclosure.

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this proxy statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

16	CenterPoint Energy

2019 Proxy Statement

Item 1: Election of Directors (continued)

Website Availability of Documents

CenterPoint Energy’s Annual Report on Form 10-K, Corporate Governance Guidelines, the charters of the Audit Committee, Compensation Committee, Finance Committee and Governance Committee, the Code of Ethics and the Ethics and Compliance Code can be found on our website at http://investors.centerpointenergy.com/corporate-governance.cfm. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

Compensation of Directors

The Governance Committee of the Board oversees fee levels and other elements of compensation for CenterPoint Energy’s non-employee directors. The Governance Committee evaluates on an annual basis the non-employee director compensation program with a view to approximate CenterPoint Energy’s peer group median and align non-employee director compensation with our shareholders’ interests. This evaluation considers the significant time expended and background, experience and skill levels required to fulfill the duties of a non-employee director. The Governance Committee’s independent compensation consultant annually benchmarks and evaluates the competitiveness of CenterPoint Energy’s non-employee directors’ compensation program, including a comparison of the compensation components to that of peer companies. Based on the Governance Committee’s recommendations, the Board of Directors then determines the final compensation for all non-employee directors each year.

Directors receive a cash retainer and are eligible to receive annual grants of our common stock under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended. Directors no longer receive meeting fees, and participation in a plan providing split-dollar life insurance coverage has been discontinued for directors commencing service after 2000.

Stock ownership guidelines for non-employee directors were originally adopted in February 2011. Under the current guidelines, each non-employee director is required to own shares of CenterPoint Energy common stock with a value equal to at least five times the director’s regular annual cash retainer. New directors are required to attain the specified level of ownership within five years of joining the Board.

Retainer Fees

Retainers are paid to our non-employee directors on a quarterly basis in arrears. Our non-employee directors receive an annual retainer of $100,000. The Chairmen of the Audit and Compensation Committees each receive a supplemental annual retainer of $20,000 for service as committee chairmen. The Chairmen of the Finance and Governance Committees each receive a supplemental annual retainer of $15,000 for service as committee chairmen. Fees earned or paid in 2018 are set forth in the Fees Earned or Paid in Cash column of the Director Compensation Table.

Stock Plan for Outside Directors

Each non-employee director serving as of May 1, 2018 was granted an annual stock award under our Stock Plan for Outside Directors in 2018. The cash value of these awards, as of the grant date, is set annually by the Board. The number of shares awarded is then determined by dividing the cash value by the fair market value of the common stock on the grant date. In 2018, for each non-employee director serving as of May 1, 2018, the Board determined a cash value for the stock award, as of the grant date, of $130,000, resulting in a stock award to each non-employee director of 5,110 shares of common stock. The annual stock award granted in 2018 and any future stock awards granted under our Stock Plan for Outside Directors are immediately fully vested upon grant.

In addition to the annual grant, our Stock Plan for Outside Directors provides that a non-employee director may receive a one-time, initial grant of shares of common stock upon first commencing service as a director, based on a cash value, as of the date of the grant, set by the Board. Any such awards granted are immediately fully vested; however, no awards have been made under the provision allowing one-time initial grants.

Always There®	17

2019 Proxy Statement

Item 1: Election of Directors (continued)

Prior to the 2018 annual award, grants under our Stock Plan for Outside Directors, including annual and initial grants, vested on the first anniversary of the grant date. Grants also fully vested in the event of the director’s death or upon a change in control. Upon vesting of the awards, each director received, in addition to the underlying shares, a cash payment equal to the amount of dividend equivalents earned on such shares since the date of grant. Further, if a director was 70 years of age or older when he or she ceased to serve on the Board of Directors, the director’s termination date was deemed to be December 31st of the year in which he or she left the Board. Under these provisions, annual awards granted in 2017 to Messrs. Johnson, McLean, Pound, Smith, Somerhalder and Wareing and Ms. Rheney vested in 2018. The grant to Mr. Johnson vested because he was 70 years of age when he ceased to serve on the Board. Conversely, the annual award granted in 2017 to Ms. Longoria was forfeited upon her cessation of service on the Board because she had not yet attained age 70; however, in consideration of her service and because Ms. Longoria was a director for most of the award’s vesting period, the Board approved a cash payment to Ms. Longoria in an amount equal to the number of shares subject to her 2017 annual award multiplied by the closing price per share of our common stock on the award’s vesting date of May 1, 2018.

Deferred Compensation Plan

We maintain a deferred compensation plan that permits directors to elect each year to defer all or part of their annual retainer and supplemental annual retainer for committee chairmanship. Interest accrues on deferrals at a rate, adjusted annually, equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent. Directors participating in this plan may elect at the time of deferral to receive distributions of their deferred compensation and interest in three ways:

An early distribution of either 50% or 100% of their deferrals for the year in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 70);

A lump sum distribution payable in the year after the year in which they reach their normal retirement date or leave the Board of Directors, whichever is later; or

In 15 annual installments beginning on the first of the month coincident with or next following their normal retirement date or upon leaving the Board of Directors, whichever is later.

The deferred compensation plan is a nonqualified, unfunded plan, and the directors are general, unsecured creditors of CenterPoint Energy with respect to their plan benefits. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Refer to “Rabbi Trust” under “Executive Compensation Tables—Potential Payments upon Change in Control or Termination” for funding of the deferred compensation plan upon a change in control.

The amounts deferred by directors in 2018 are described in footnote (1) to the Director Compensation Table. The above market earnings are reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Director Compensation Table.

18	CenterPoint Energy

2019 Proxy Statement

Item 1: Election of Directors (continued)

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2018, as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Compensation of Directors” discussion immediately preceding this table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
Leslie D. Biddle(4)	68,682	129,998	—	198,680
Michael P. Johnson(5)	31,594	—	—	31,594
Janiece M. Longoria(5)	31,594	—	12,150	43,744
Scott J. McLean	100,000	129,998	—	229,998
Martin H. Nesbitt(4)	68,682	129,998	—	198,680
Theodore F. Pound	115,000	129,998	—	244,998
Susan O. Rheney	115,000	129,998	—	244,998
Phillip R. Smith	120,000	129,998	—	249,998
John W. Somerhalder II	100,000	129,998	6,519	236,517
Peter S. Wareing	120,000	129,998	58,502	308,500

(1)

Includes annual retainer and chairmen retainers for each director as more fully explained under “—Compensation of Directors—Retainer Fees.” Messrs. Somerhalder and Wareing elected to defer their annual retainers and any applicable committee chairman fees during 2018.

(2)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718: Compensation—Stock Compensation (FASB ASC Topic 718). For purposes of the table above, the effects of estimated forfeitures are excluded.

Each non-employee director then in office as of May 1, 2018 received an annual value-based stock award under our Stock Plan for Outside Directors in 2018. Upon the recommendation of the Governance Committee, the Board determined a cash value for each award, as of the grant date, of $130,000, resulting in a stock award of 5,110 shares of common stock for each non-employee director. The grant date fair value of the awards, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date, was $25.44 per share. No stock awards under our Stock Plan for Outside Directors were outstanding at December 31, 2018.

(3)	In 2018, Messrs. Somerhalder and Wareing and Ms. Longoria accrued above-market earnings on their deferred compensation account balances of $6,519, $58,502 and $12,150, respectively.

(4)	Ms. Biddle and Mr. Nesbitt were elected to the Board at the 2018 annual meeting of shareholders. The fees earned or paid in cash are for a partial year of service.

(5)

Mr. Johnson and Ms. Longoria served on the Board until the 2018 annual meeting of shareholders. The fees earned or paid in cash are for a partial year. Ms. Longoria also received a cash payment in an amount equal to $116,820, the number of shares subject to her 2017 annual award under our Stock Plan for Outside Directors multiplied by the closing price per share of our common stock on the award’s vesting date of May 1, 2018.

Always There®	19

2019 Proxy Statement

STOCK OWNERSHIP

The following table shows stock ownership of known beneficial owners of more than 5% of CenterPoint Energy’s common stock, each director or nominee for director, the Chief Executive Officer, the Chief Financial Officer, the other executive officers for whom we are providing detailed compensation information under “Executive Compensation Tables” and our executive officers and directors as a group. Information for the executive officers and directors is given as of March 1, 2019 except as otherwise indicated. The directors and officers, individually and as a group, beneficially own less than 1% of CenterPoint Energy’s outstanding common stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

Name(1)	Number of Shares of CenterPoint Energy Common Stock
The Vanguard Group, Inc.	56,377,476	(2)
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.	50,135,104	(3)
55 East 52nd Street
New York, New York 10055
State Street Corporation	26,673,384	(4)
One Lincoln Street
Boston, Massachusetts 02111
Leslie D. Biddle	5,110
Tracy B. Bridge	167,233	(5)
Milton Carroll	154,780
Scott J. McLean	25,942
Martin H. Nesbitt	5,110
Theodore F. Pound	18,308
Scott M. Prochazka	292,440	(5)
Dana C. O’Brien	53,364
Susan O. Rheney	51,942
William D. Rogers	93,311
Phillip R. Smith	30,442
John W. Somerhalder II	9,702
Peter S. Wareing	141,942	(6)
All executive officers and directors as a group (17 persons)	1,198,920

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o CenterPoint Energy, Inc., 1111 Louisiana Street, Houston, Texas 77002.

(2)

This information is as of December 31, 2018 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2019 by The Vanguard Group, Inc. This represents 11.24% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 671,800 shares of common stock, shared voting power for 234,484 shares of common stock, sole dispositive power for 55,581,800 shares of common stock and shared dispositive power for 795,676 shares of common stock.

(3)

This information is as of December 31, 2018 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2019 by BlackRock, Inc. This represents 10.0% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 44,070,935 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 50,135,104 shares of common stock and no shared dispositive power for shares of common stock.

(4)

This information is as of December 31, 2018 and is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2019 by State Street Corporation. This represents 5.3% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports no sole voting power for shares of common stock, shared voting power for 23,738,114 shares of common stock, no sole dispositive power for shares of common stock and shared dispositive power for 26,614,720 shares of common stock.

(5)

Includes shares of CenterPoint Energy common stock held under CenterPoint Energy’s savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan’s trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

(6)	Includes shares held in trust for benefit of spouse, as to which Mr. Wareing disclaims beneficial interest.

20	CenterPoint Energy

2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis as well as the information provided under the “Executive Compensation Tables” section contains information regarding measures applicable to performance-based compensation and targets and other achievement levels associated with these measures. CenterPoint Energy cautions investors not to regard this information, to the extent it may relate to future periods or dates, as forecasts, projections or other guidance. The reasons for this caution include the following: The information regarding performance objectives and associated achievement levels was formulated as of earlier dates and does not take into account subsequent developments. The objectives may include adjustments from, or otherwise may not be comparable to, financial and operating measures that are publicly disclosed and may be considered of significance to investors. Some achievement levels, such as those relating to incentives for exceptional performance, may be based on assumptions that differ from actual results.

Where to Find It
Executive Summary	21
Objectives and Design of Executive Compensation Program	29
Role of the Compensation Committee	29
Our 2018 Peer Group	30
Role of Executive Officers	31
Elements of Compensation	32
2018 Executive Compensation Program	37
2019 Executive Compensation Program	37
Benefits	39

Executive Summary

Overview. In this section, we describe and discuss our executive compensation program, including the objectives and elements of compensation, as well as recommendations and determinations made by the Compensation Committee of the Board of Directors regarding the compensation of our named executive officers.

Our named executive officers for 2018 are:

Scott M. Prochazka	William D. Rogers	Tracy B. Bridge	Milton Carroll	Dana C. O’Brien
President, Chief Executive Officer & Director	Executive Vice President & Chief Financial Officer	Executive Vice President & President, Electric Division	Executive Chairman	Senior Vice President & General Counsel

Always There®	21

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

In this proxy statement, we refer to Scott M. Prochazka, William D. Rogers, Tracy B. Bridge and Dana C. O’Brien as our “senior executive officers.” We also describe and discuss the compensation of our Executive Chairman, Milton Carroll. We refer to our Executive Chairman and our senior executive officers collectively as our “named executive officers” in this proxy statement.

Our executive compensation program is designed to achieve the objectives as set forth below:

RECRUIT AND RETAIN TALENT	A key objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation.

PAY FOR PERFORMANCE

We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Accordingly, while compensation targets will to a large extent reflect the market, actual compensation will reflect our attainment of (or failure to attain) specified financial and operational performance objectives.

ALIGN INTERESTS OF EXECUTIVES WITH SHAREHOLDERS

We believe compensation programs can drive our employees’ behavior. We try to design our executive compensation program to align compensation with current and desired corporate performance and shareholder interests by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership.

Pay For Performance

The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. Our program provides upside and downside potential, depending on actual results, as compared to predetermined measures of success.

A significant portion of our named executive officers’ total direct compensation, which includes base salary in addition to the short-term and long-term incentive components, as applicable, is conditioned upon achieving results that are key to our long-term success and increasing shareholder value.

As illustrated below, the variable and equity-based components of our compensation program are a short-term incentive annual cash bonus plan and a long-term incentive three-year equity-based compensation plan, consisting of performance shares and restricted stock units. Actual payout of the short-term incentive is dependent on corporate, operational and individual performance and the payout of the performance share component of the long-term incentive is dependent on corporate performance. Under our long-term incentive plan, in 2018, performance is measured on financial metrics, including total shareholder return and three-year cumulative utility net income.

22	CenterPoint Energy

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

TARGET COMPENSATION MIX AS OF DECEMBER 31, 2018

(consisting of base salary, short-term incentives and long-term incentives)

*The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the Chief Executive Officer’s) target total direct compensation opportunities.

Always There®	23

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

Align Interests of Named Executive Officers with Shareholders

The following are key features of our executive compensation program, which we believe align the interests of management with those of our shareholders.

	What We Do		What We Don’t Do
✓

At Risk Compensation. We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the named executive officers will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the executive accomplish goals established by the Compensation Committee.

		×	Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed severance payments upon a termination of employment except pursuant to our change in control plan, which contains a “double trigger” term.
✓

Stock Ownership Guidelines. We have established executive stock ownership guidelines applicable to all of our officers, including our Executive Chairman, to appropriately align the interests of our officers with our shareholders’ interests.

		×	Excise Tax Gross Up Payments. Our change in control plan does not provide for excise tax gross up payments.
✓

Recoupment of Payments. We have implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

		×	Hedging of CenterPoint Energy Stock. As part of our insider trading policy, we have a policy prohibiting all of our officers and directors from hedging the risk of stock ownership by purchasing, selling or writing options on CenterPoint Energy securities or engaging in transactions in other third-party derivative securities with respect to CenterPoint Energy stock.
✓

“Double Trigger” Provisions for Equity Awards. Our change in control plan includes a “double trigger,” whereby the executive is eligible for benefits only if employment is terminated within a set period before or after a change in control. The form award agreements under our long-term incentive plan also include similar “double trigger” change in control provisions beginning with awards made in February 2018. For further discussion, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”

		×	Excessive Perquisites. Perquisites are not a principal element of our executive compensation program, and we have not historically paid significant perquisites. Perquisites paid in 2018 are described in footnote (6)(a) to the Summary Compensation Table for 2018.
✓

Pro Forma Tally Sheets. We prepare and review with the members of the Compensation Committee pro forma tally sheets as of December 31 for each of our named executive officers to show how various compensation and benefit amounts are interrelated and to help the Compensation Committee better understand the impact of its compensation decisions before they are finalized.

		×	No Guaranteed Bonuses or Stock Options for Senior Executives. As part of our pay for performance philosophy to align compensation with individual and company performance, we do not guarantee bonus payments to our senior executive officers. Further, we have not granted stock options since the mid-2000s.

24	CenterPoint Energy

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

Other features of our executive compensation program include the following:

COMPENSATION COMMITTEE REVIEW	The compensation of our named executive officers is reviewed and established annually by the Compensation Committee, consisting entirely of independent directors.

COMPENSATION CONSULTANT

To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on senior executive compensation matters and compensation for our Executive Chairman. The compensation consultant also provides advice to the Governance Committee with respect to director compensation.

EXECUTIVE CHAIRMAN

The compensation arrangements for our Executive Chairman approved by the Compensation Committee consist of a base salary and equity awards under our long-term incentive plan intended to appropriately compensate him for his service as Executive Chairman. Because our Executive Chairman’s compensation is designed to align his incentives with our Company’s performance and the long-term interests of our shareholders, he is not eligible to participate in our short-term incentive plan.

MARKET MEDIAN PAY	We target the market median (50th percentile) for each major element of compensation because we believe the market median is a generally accepted benchmark of external competitiveness.

PAY FOR PERFORMANCE	Actual compensation in a given year will vary based on our performance, and to a lesser extent, on qualitative appraisals of individual performance.

Always There®	25

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

Our 2018 Executive Compensation Program

The overall objectives and structure of our executive compensation program for our senior executive officers remained largely unchanged in 2018 as compared to 2017. In February 2018, the Compensation Committee reviewed the base salary and short-term and long-term incentive targets, as applicable, for each of our named executive officers and determined their respective base salaries and short-term and long-term incentive targets, as applicable, to provide each officer a more fully competitive total direct compensation opportunity in line with the Company’s philosophy of targeting the market median for these elements of compensation as follows:

Name	Base Salary	Short-term Incentive Target %	Long-term Incentive Target %
Scott M. Prochazka	Increase of $60,000 to $1,260,000	115% of base salary (no change)	435% of base salary (increase from 400%)
William D. Rogers	Increase of $25,000 to $595,000	75% of base salary (no change)	200% of base salary (increase from 195%)
Tracy B. Bridge	Increase of $20,000 to $540,000	75% of base salary (no change)	170% of base salary (increase from 160%)
Milton Carroll	Increase of $35,000 to $710,000	Not eligible	300% of base salary (no change)
Dana C. O’Brien	Increase of $15,000 to $515,000	65% of base salary (no change)	160% of base salary (increase from 155%)

Prior to conducting its 2018 analysis, the Compensation Committee asked Meridian Compensation Partners, LLC (“Meridian”), the Committee’s independent executive compensation consultant, to review the 2017 peer group. Meridian compared the 2017 peer group to CenterPoint Energy based on key financial and other metrics. In consideration of Meridian’s recommendations, the Compensation Committee approved the addition of two companies (Avangrid, Inc. and Edison International) to the 2018 peer group. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data. See “—Role of the Compensation Committee—Decisions Made by the Compensation Committee” for additional information about the peer group.

Impact of Our Performance on 2018 Short-term Incentive Compensation and Vesting of 2016 Performance Share Grants. We reported income available to common shareholders of $333 million, or $0.74 per diluted share, for 2018. Our utility operations delivered solid results in 2018. CenterPoint Energy’s “core operating income,” which is a primary performance objective used under our executive compensation program for determining payouts under short-term incentive compensation awards, was $877 million in 2018, which exceeded the target amount under our 2018 short-term incentive plan by $30 million. CenterPoint Energy’s core operating income is determined by adjusting reported operating income to remove the effect of specified items, either positive or negative, to reflect what we consider to be our core operational business performance in the period being measured. For more information regarding the determination of core operating income, please refer to “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”

Our short-term incentive plan provides an annual cash award based on the achievement of annual performance objectives specified for each of our senior executive officers, including specific objectives relating to core operating income, consolidated diluted earnings per share, controlling expenditures and other non-financial operational performance objectives.

26	CenterPoint Energy

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

Performance Objectives	Weightings of Performance Objectives
Overall Company Core Operating Income	35%
Consolidated Diluted Earnings Per Share	20%
Overall Company Operations and Maintenance Expenditures	25%
Customer Satisfaction Composite	10%
Safety Composite	10%
Total Weightings	100%

Based on our level of achievement of the 2018 performance objectives at 131% and an assessment of each individual’s performance by the Compensation Committee, the 2018 short-term incentive awards for our senior executive officers, expressed as a percentage of their individual target awards, were as follows:

Name	2018 Short-term Incentive Target
Scott M. Prochazka	131%
William D. Rogers	79%
Tracy B. Bridge	128%
Dana C. O’Brien	128%

Mr. Carroll was not eligible to participate in, and did not receive a payment under, our short-term incentive plan for 2018. Please refer to “Executive Compensation Tables—Non-Equity Incentive Plan Awards” for information regarding the specified performance objectives and our actual achievement levels during 2018.

In February 2016, we granted performance share awards to Messrs. Prochazka, Rogers, Bridge and Carroll and to Ms. O’Brien under our long-term incentive plan. The awards were made in two separate grants, with the payout opportunity for each grant based on a different performance objective to be measured over the three-year performance cycle of January 2016 through December 2018. The first performance objective was based on total shareholder return as compared to that of other publicly traded companies in our total-shareholder-return peer group (see “—Elements of Compensation—Long-Term Incentives”) and the second was based on achieving a cumulative core operating income goal. Based on our performance over the three-year cycle, the 2016 performance share awards vested based on an achievement level of 200% and 98%, respectively. Please refer to “Executive Compensation Tables—Option Exercises and Stock Vested for Fiscal Year 2018” for information regarding the number of gross shares distributed and the total value realized on vesting.

Actions Taken Regarding 2019 Executive Compensation Program

Consistent with our compensation philosophy of targeting the market median (50th percentile) of our peers for each major element of compensation, in February 2019, the Compensation Committee considered competitive market data provided by Meridian and made the following adjustments for each of the named executive officers to provide each officer with a more fully competitive total direct compensation opportunity:

Name	Base Salary	Short-term Incentive Target %	Long-term Incentive Target %
Scott M. Prochazka	$1,323,000 (increase from $1,260,000)	115% of base salary (no change)	450% of base salary (increase from 435%)
William D. Rogers	$595,000 (no change)	75% of base salary (no change)	200% of base salary (no change)
Tracy B. Bridge	$560,000 (increase from $540,000)	75% of base salary (no change)	170% of base salary (no change)
Milton Carroll	$760,000 (increase from $710,000)	Not eligible	325% of base salary (increase from 300%)
Dana C. O’Brien	$545,000 (increase from $515,000)	65% of base salary (no change)	170% of base salary (increase from 160%)

Always There®	27

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

In connection with Mr. Rogers’s retirement, on February 27, 2019, the Compensation Committee approved a special lump-sum cash payment to Mr. Rogers of $360,000. Mr. Rogers’s retirement was effective as of March 8, 2019. CenterPoint Energy is actively searching for his successor and expects to make an appointment.

The Compensation Committee made no other changes to the compensation arrangements for the named executive officers.

In February 2019, the Compensation Committee also reviewed and approved the long-term incentive compensation awards to be made to our executives in 2019, including allocations between performance shares and stock awards, as well as the performance goals that would determine the payout opportunities under the planned awards.

For more information regarding the actions taken by our Compensation Committee with respect to our 2019 Executive Compensation Program, please see below under “2019 Executive Compensation Program.”

Shareholder Advisory “Say-on-Pay” Vote

At the meeting, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” vote. This vote provides our shareholders the opportunity to express their views regarding the compensation program for our named executive officers as disclosed in this proxy statement. As an advisory vote, the say-on-pay vote at the meeting will not be binding upon CenterPoint Energy or the Board of Directors. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. For additional information, please refer to “Advisory Vote on Executive Compensation (Item 3).”

The advisory vote on executive compensation at the meeting will be our ninth “say-on-pay” vote. We conducted our eighth say-on-pay vote at our 2018 annual meeting of shareholders at which an advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for our 2018 annual meeting of shareholders, was approved by approximately 91% of the shares of our common stock that were voted either for or against the resolution (excluding abstentions and broker non-votes). We have considered the favorable results of this vote, and the Compensation Committee has not made any significant changes to our overall executive compensation program as a result of the vote.

At our 2017 annual meeting of shareholders, we conducted an advisory vote on the frequency of future shareholder advisory votes on executive compensation, at which the Board of Directors recommended that our shareholders vote in favor of holding annual say-on-pay votes instead of the other options presented. At our 2017 annual meeting of shareholders, the shares of our common stock that voted in favor of one of the three available frequency recommendations (excluding abstentions and broker non-votes) were as follows:

2017 Annual Meeting Results on the Frequency of Future Shareholder Advisory Votes on Executive Compensation
Annually	Every Two Years	Every Three Years
86.8%	0.5%	12.7%

Consistent with the results of both the 2011 and 2017 advisory votes, we will continue to hold future say-on-pay votes annually until we next hold an advisory vote on the frequency of say-on-pay votes in 2023 as required under Securities and Exchange Commission rules.

28	CenterPoint Energy

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

Objective and Design of Executive Compensation Program

Recruit and Retain Talent. We strive to provide compensation that is competitive, both in total level and in individual components, with the companies we believe are our peers and other likely competitors for executive talent. By competitive, we mean that total compensation and each element of compensation corresponds to a market-determined range. We target the market median (50th percentile) for each major element of compensation because we believe the market median is a generally accepted benchmark of external competitiveness. We believe this level of compensation is normally sufficient to attract executive talent to CenterPoint Energy and also makes it less likely that executive talent will be lured away by higher compensation to perform a similar role with a similarly sized competitor.

To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a position against available data for similar positions in other companies. We believe annual measurement is generally appropriate because the market is subject to variations over time as a result of changes within peer companies and the supply and demand for experienced executives. Once the market value for a position is determined, we compare the compensation levels of individual incumbents to these market values. The salary level and short-term and long-term incentive target percentages for our senior executive officers are based on market data for the officer’s position. Compensation levels can vary compared to the market due to a variety of factors such as experience, scope of responsibilities, tenure, internal equity and individual performance.

We maintain benefit programs for our employees, including our senior executive officers, with the objective of retaining their services. Our benefits reflect competitive practices at the time the benefit programs were implemented and, in some cases, reflect our desire to maintain similar benefits treatment for all employees in similar positions. To the extent possible, we structure these programs to deliver benefits in a manner that is tax efficient to both the recipient and CenterPoint Energy.

Pay for Performance; Align Interests of our Executives with our Shareholders. We also motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with our overall success. Actual compensation in a given year will vary based on our performance, and to a lesser extent, on qualitative appraisals of individual performance. We expect our senior executive officers to have a higher percentage of their total compensation at risk and therefore, we try to align each of our senior executive officers with the short-term and long-term performance objectives of CenterPoint Energy and with the interests of our shareholders. The size of at-risk compensation is expressed as a percentage of base salary.

Role of the Compensation Committee

The Compensation Committee of the Board of Directors oversees compensation for our named executive officers and other senior executives, including base salary and short-term and long-term incentive awards, as applicable. The Compensation Committee also administers incentive compensation plans, evaluates our Chief Executive Officer’s performance and reviews management succession planning and development. The Board of Directors has determined that the members of the Compensation Committee meet the applicable requirements for independence under the standards of the Securities and Exchange Commission and the New York Stock Exchange discussed under “Director Independence.”

Decisions Made by the Compensation Committee. The Compensation Committee reviews each element of compensation annually to improve alignment with stated compensation objectives. As a result of its review, the

Always There®	29

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

Compensation Committee approves adjustments to base salary for our senior executive officers and reports these adjustments to the Board of Directors. In addition, the Compensation Committee may adjust short-term and long-term incentive target compensation levels for the senior executive officers to better align compensation with our market-based pay philosophy. In its review, the Compensation Committee also takes into consideration whether any incentive compensation target or performance objective could lead to a decision by an executive to take an inappropriate level of risk for the Company. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Compensation Committee’s own qualitative assessment of the executive’s performance. In making these determinations, the Compensation Committee also takes into account our Chief Executive Officer’s performance evaluations of and recommendations regarding such executive officers.

The Compensation Committee, together with Meridian, has conducted a compensation risk assessment, including review of performance metrics, pay mix, pay leverage, checks and balances, external market references and goal setting, and no areas of concern were identified in the assessment. The Compensation Committee considers the results of this assessment in developing and evaluating compensation program design.

Annually, the Compensation Committee directs its consultant to review the base salary and short-term and long-term incentive levels of our senior or named executive officers, as applicable. To ensure that our compensation programs are market-based, the compensation consultant analyzes and matches the position and responsibilities of each senior executive officer to proxy statement data from a peer group of utility companies and to published compensation surveys covering both the utility industry and general industry. We do not consider geographical differences to be a relevant factor since we recruit on a national basis.

Our 2018 Peer Group. For 2018, the peer group for proxy statement data consisted of the following 19 publicly traded utility companies:

Alliant Energy Corporation	Eversource Energy
Ameren Corporation	NiSource Inc.
American Electric Power Company, Inc.	OGE Energy Corp.
Atmos Energy	PG&E Corporation
Avangrid, Inc.	Pinnacle West Capital Corporation
CMS Energy Corporation	SCANA Corporation
Consolidated Edison, Inc.	Sempra Energy
DTE Energy Company	WEC Energy Group, Inc.
Edison International	Xcel Energy Inc.
Entergy Corporation

This peer group had median revenues and market capitalization comparable to CenterPoint Energy. This group of companies was identical to the group of companies used for measuring our relative total shareholder return under our 2018 long-term incentive compensation awards.

Prior to conducting its 2019 analysis, the Compensation Committee asked Meridian to review the 2018 peer group, taking into account CenterPoint Energy’s merger with Vectren Corporation, which closed on February 1, 2019. Meridian compared the 2018 peer group to CenterPoint Energy based on key financial and other metrics and recommended the following:

•

the removal of two companies (OGE Energy Corp. and SCANA Corporation) from and the addition of two companies (Evergy, Inc. and Public Service Enterprise Group Incorporated) to the existing peer group for the Company.

The Compensation Committee evaluated and approved these peer group changes. Factors considered by Meridian include our current peer group membership, companies within comparable Global Industry Classification Standard

30	CenterPoint Energy

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

sectors, comparable business mix, companies who list CenterPoint Energy as a peer in their proxies, the peers that the current peer group list as comparables, companies listed in shareholder advisor reports regarding CenterPoint Energy and companies within a reasonable range of CenterPoint Energy relative to 12-month trailing revenue and current market capitalization. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.

Role of Consultant. To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. The Compensation Committee retained Meridian as its independent compensation consultant due in large part to its competitive market intelligence for executive pay and governance in the utilities and energy services industries. The consultant reports directly to the Compensation Committee, which preapproves the scope of work and the fees charged. The Compensation Committee or the Governance Committee may direct our compensation consultant to perform additional analyses or research related to compensation issues.

The Compensation Committee reviews and assesses the independence and performance of its compensation consultant in accordance with applicable Securities and Exchange Commission and New York Stock Exchange rules on an annual basis to confirm that the consultant is independent and meets all applicable regulatory requirements. In making this determination, the Compensation Committee reviewed information provided by its compensation consultant including the following factors:

•	the provision of other services to CenterPoint Energy by the compensation consultant;

•	the amount of fees received from CenterPoint Energy by the compensation consultant as a percentage of total revenue of the compensation consultant;

•	the policies and procedures of the compensation consultant that are designed to prevent conflicts of interest;

•

any business or personal relationship of the Compensation Committee’s advisor (i.e., the employees of the compensation consultant that work on the CenterPoint Energy team) with a member of the Compensation Committee;

•	any stock of CenterPoint Energy owned by the Compensation Committee’s advisor or the advisor’s immediate family members; and

•	any business or personal relationship of the Compensation Committee’s advisor or any other employee of the compensation consultant with an executive officer at CenterPoint Energy.

In particular, except for certain services provided to the Governance Committee of the type detailed above, with respect to director compensation, the Compensation Committee noted that Meridian provided no other services to CenterPoint Energy.

Role of Executive Officers

Of our senior executive officers, only our Chief Executive Officer has a role in determining executive compensation policies and programs. Our Chief Executive Officer works with business unit and functional leaders along with our internal compensation staff to provide information to the Compensation Committee to help ensure that all elements of compensation support our business strategy and goals. Our Chief Executive Officer reviews internally developed materials before they are furnished to the Compensation Committee.

Always There®	31

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

Our Chief Executive Officer also periodically reviews and recommends specific Company performance metrics to be used in short-term and long-term incentive plans. Our Chief Executive Officer works with the various business units and functional departments to develop these metrics, which are then presented to the Compensation Committee for its consideration and approval.

Our Chief Executive Officer reviews and recommends changes to the peer companies used for compensation purposes using internal analyses of revenue, market capitalization and comparable business mix (e.g., natural gas versus electric; regulated versus unregulated; generation versus transmission and distribution). These recommendations are reviewed by the Compensation Committee’s independent consultant and then presented to the Committee for its consideration and approval.

Within the parameters of the compensation policies established by the Compensation Committee, our Chief Executive Officer also makes preliminary recommendations for base salary adjustments and short-term and long-term incentive levels for the other senior executive officers. Our Chief Executive Officer also recommends payment amounts for the other executive officers’ short-term incentive plan awards. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to CenterPoint Energy, improvement in organizational and employee development and accomplishment of strategic priorities. Our Chief Executive Officer does not make any recommendations regarding his own compensation.

Elements of Compensation

Base Salary. Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities. The Compensation Committee generally seeks to position the base salary for our most senior executives near the 50th percentile of base salaries in the peer group and published compensation surveys.

Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. The typical date for making these adjustments is April 1; however, adjustments may occur at other times during the year to recognize new responsibilities or new data regarding the market value of the job being performed. Changes in base salary impact short-term and long-term incentive payouts, as well as some benefits. A newly named executive or an executive whose responsibilities have significantly increased may be moved to the market median (50th percentile) over several years.

Short-Term Incentives. Our short-term incentive plan provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for CenterPoint Energy as well as to recognize the employee’s performance during the year. The target award for each employee is expressed as a percentage of base salary earned during the year.

The Compensation Committee generally determines each senior executive officer’s short-term incentive target based on the competitive market data developed by its compensation consultant and recommendations from the Chief Executive Officer for officers other than himself.

32	CenterPoint Energy

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

The achievement of the corporate and business performance objectives generates a funding pool under the short-term incentive plan for the year. The Compensation Committee establishes and approves the specific performance objectives under the short-term incentive plan based on financial and operational factors determined to be critical to achieving our desired business plans and designed to reflect goals and objectives to be accomplished over a 12-month measurement period. As such, incentive opportunities under the plan are not impacted by compensation amounts earned in prior years. After the end of the year, the Compensation Committee compares the actual results to the pre-established performance objectives and certifies the extent to which the objectives are achieved for determining the funding pool under the plan.

The entirety of each individual award is subject to the Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance. In determining whether to exercise its discretion, the Compensation Committee may assess an individual executive’s contribution to the achievement of the performance objectives and any special circumstances and may also consider the input of our Chief Executive Officer on the amount to be awarded to each of the other senior executive officers. In addition, the Compensation Committee has discretion to pay awards that are not tied to performance objectives. This authority provides the Compensation Committee with the flexibility to provide awards for executive performance in connection with extraordinary circumstances or events. Any such amount is reported as a bonus instead of non-equity incentive plan compensation.

While the Tax Cuts and Jobs Act of 2017 has removed the potential for amounts paid as annual cash awards to qualify as performance-based compensation exempt from the deduction limitations of Section 162(m) (See “—Tax Considerations”), the Compensation Committee remains committed to paying annual cash awards based primarily on its judgments regarding the Company and individual performance during the year.

Because an important component of our business plan is successful financial performance, core operating income and consolidated diluted earnings per share were the primary performance objectives for 2018. The short-term incentive plan measures of core operating income and consolidated diluted earnings per share represent amounts reported under generally accepted accounting principles (GAAP) that are adjusted to reflect how we evaluate the Company’s fundamental business performance for the period being measured. The adjustments made to our reported operating income to arrive at our core operating income and to diluted earnings per share under GAAP to arrive at our consolidated diluted earnings per share are detailed under “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”

For 2018, the performance objectives of our senior executive officers were based on our core operating income, consolidated diluted earnings per share and operational objectives, which include (i) controlling expenditures and (ii) non-financial operational performance objectives such as safety-related incident and participation rates and customer satisfaction measures relating to the services provided by CenterPoint Energy. These performance measures and operational objectives were determined to be appropriate given our senior executive officers’ responsibility with respect to the collective operating performance of all of CenterPoint Energy’s businesses as a whole.

Additional detail regarding specific performance objectives for our senior executive officers for 2018 and the specified threshold, target, maximum and exceptional achievement levels, and an example of the payout calculation are provided under “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”

The scaling of the levels necessary to achieve threshold, target, maximum and exceptional performance is based on an assessment of expected business performance during the measurement period. Over a period of years, if we achieve expected business performance, the short-term incentive program should pay out at target levels. For a program to be motivational, there should be a high likelihood of achieving at least threshold performance in a given year.

Also in a given year, we believe there should be a reasonable likelihood of achieving target performance. To create additional incentive for exceptional performance, funding for short-term incentive goals related to core operating income, consolidated diluted earnings per share and controlling expenditures can reach 200% of target, but it is not expected that this level of funding would be triggered in most years.

Always There®	33

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

Effective beginning 2019, retirement-eligible participants (age 55 with five years of service) who terminate employment will receive short-term incentive payments as follows:

Short-Term Incentive Payments for Retirement-Eligible Participants Who Terminate Employment
Terminates employment during the year after January 2

Receives a short-term incentive payment under the short-term incentive plan based on the target achievement of the applicable performance objectives, without regard to individual performance, and eligible earnings during the calendar year prior to the participant’s retirement date

Terminates employment after the end of the year but before payment of the short-term incentive for that year	Receive a short-term incentive payment, if any, based on the actual achievement of the applicable performance objectives, the participant’s individual performance and eligible earnings for the year

Prior to 2019, retirement-eligible participants who terminated employment after at least 90 days of service during the year received a short-term incentive payment, if any, under the short-term incentive plan based on the actual achievement of the applicable performance objectives and eligible earnings during the calendar year prior to the participant’s retirement date.

Long-Term Incentives. We provide a long-term incentive plan in which each of our named executive officers and certain other management-level employees participate. Our long-term incentive plan is designed to reward participants for sustained improvements in our financial performance and increases in the value of our common stock and dividends over an extended period.

The Compensation Committee authorizes grants annually at a regularly scheduled meeting during the first quarter of the year. Grants can be made from a variety of award types authorized under our long-term incentive plan. In recent years, we have emphasized performance-based shares.

We have also granted restricted stock unit awards, which we sometimes refer to as “stock awards” in this proxy statement, which vest based on continued service over a three-year period. Over a period of years, if we achieve expected business performance, we expect that the long-term incentive plan should pay out at target levels.

We use a three-year performance period for grants under our long-term incentive plan because:

A three-to-five year period is a typical performance measurement period for this type of compensation element;

A three-year period encourages retention;

Three years is of sufficient duration so that high or low performance in one year should neither guarantee nor preclude a payout;

Three years’ duration helps assure participants that their performance will influence a payout during the measurement period; and

We have traditionally used a three-year period.

As a result of the three-year performance period, in any given year, our named executive officers generally have outstanding grants covering three concurrent periods.

34	CenterPoint Energy

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

On February 20, 2018, the Compensation Committee authorized awards as shown in the columns captioned “Estimated Future Payouts Under Equity Incentive Plan Awards” in the Grants of Plan-Based Awards for Fiscal Year 2018 table. The Compensation Committee set a target percentage of each named executive officer’s base salary that was consistent with our objective of targeting the market median compensation level as described above. Vesting and payout of the performance shares will be determined based on the level of achievement of each performance objective over the three-year cycle of January 2018 through December 2020. For additional detail regarding the grants, see “Executive Compensation Tables—Equity Incentive Plan Awards—Long-term Incentive Plan Awards Granted in 2018.”

The Compensation Committee reviews the allocation between performance shares and stock awards annually with its compensation consultant. In 2018, Meridian confirmed that the allocation between performance shares and stock awards on a 70% and 30% basis, respectively, was market-based for both utility peers and the general industry. Meridian also informed the Compensation Committee that it believed that the blend is sufficient to provide both an incentive and retention effect for our named executive officers. This allocation provides what the Compensation Committee considers to be an appropriate blend of grants.

Our 2018 performance share awards were made in two separate grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total shareholder return over the three-year performance cycle as compared to that of the 20 companies, consisting of CenterPoint Energy and the other 19 companies listed under the heading “Total Shareholder Return” in the “Executive Compensation Tables” section (we refer to this group as the total-shareholder-return peer group or the TSR peer group). Forty percent of long-term compensation is based on the total shareholder return metric. The remaining 30% is based on achieving specified cumulative utility net income goals over the three-year performance cycle.

Total shareholder return is a widely utilized metric that captures stock price appreciation and dividend yield. By comparing CenterPoint Energy’s total shareholder return to the other companies included in the TSR peer group, achievement for this metric is as follows:

Threshold payout for this metric is achieved when CenterPoint Energy’s three-year total shareholder return result reaches the 25th percentile based on position within this group (15th out of the 20-company peer group that includes CenterPoint Energy).

Maximum payout for this metric is achieved when CenterPoint Energy’s three-year total shareholder return result is positioned second or higher within the TSR peer group.

Linear interpolation is used to reward performance between threshold and maximum.

We intend for the total shareholder return measure to provide a reasonable chance of threshold performance, thus enhancing the motivational effects of the plan, while requiring a rank in the top two companies for maximum payout. We believe the TSR peer group is a reasonable proxy for the universe of companies engaged in businesses similar to ours.

The Compensation Committee established a cumulative utility net income target as the other performance objective for long-term incentive awards made in 2018. We calculate utility net income based on GAAP, adjusted for certain factors to reflect what we consider to be our core utility income (e.g., excludes income from our midstream investments business segment). We intend that this objective will provide a reasonable chance of achieving threshold performance, thus enhancing the motivational effects of the plan, while requiring significant earnings growth for

Always There®	35

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

maximum payout. For a detailed description of the calculation of cumulative utility net income, see “Executive Compensation Tables—Three-Year Cumulative Utility Net Income.”

If actual achievement for the performance objective under an award does not meet at least the threshold level, the Compensation Committee will not approve a distribution for the award. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the total shareholder return performance objective and 50% of target for the cumulative utility net income performance objective, and the maximum payout opportunity is 200% of target.

The February 20, 2018 awards shown in the Grants of Plan-Based Awards for Fiscal Year 2018 table also include restricted stock unit awards. Vesting of these awards requires continuous service through the February 20, 2021 vesting date. The restricted stock units are intended to retain executive officers and reward them for absolute long-term stock appreciation while providing some value to the recipient even if the stock price declines. In this way, the restricted stock units help balance against the riskier nature of the performance share awards and promote retention.

Payments of both the performance share awards and the stock awards will be made in the form of shares equal in number to the shares covered by the award multiplied by the achievement percentage, if applicable, subject to withholding to satisfy tax obligations. Please refer to “Potential Payments Upon Change in Control or Termination” for the impact of a change in control or termination of employment on outstanding grants.

Both the performance shares and the stock awards accrue dividend equivalents over the performance cycle or vesting period, respectively, until they are delivered, at the same level as dividends earned by shareholders on shares of our common stock outstanding. Dividend equivalents on the shares which are vested are paid in cash when the shares are delivered. Dividend equivalents are not paid with respect to unearned and unvested shares.

In addition, outstanding performance share awards and stock awards provide that “retirement eligible” participants (age 55 with five years of service) who terminate employment will receive a payment under the award, if any, based on the actual achievement of the applicable performance objective at the end of the performance period or vesting period, if applicable, with any such amount pro-rated for the period of their employment during the performance or vesting period, as applicable. Upon termination for cause, no benefits are payable under the award agreements.

Further, for awards made beginning in February 2018, subject to Compensation Committee approval for certain of our officers, including our named executive officers, a “retirement eligible” participant will vest in amounts that would otherwise be forfeited upon retirement due to the proration described above if: (1) the award was granted prior to the year of termination of employment; (2) the sum of the retirement eligible participant’s service and age is 65 or greater; (3) the retirement eligible participant provides at least six months’ written notice of his or her retirement; and (4) the retirement eligible participant submits a transition plan. Any such vesting for our named executive officers will be at the sole discretion of the Compensation Committee. This change reinforced the overall compensation philosophy by further supporting our strategic workforce planning, increasing employee engagement and encouraging the development of robust succession and transition plans to effect a smooth transition and retirement from the organization and provides an opportunity for executives to become eligible for compensation that was previously awarded and was designated as total compensation, but was partially forfeited upon retirement.

Awards made beginning in February 2018 also include restrictive covenants that are beneficial to the Company by requiring forfeiture of unpaid awards and return of paid awards upon breach of confidentiality, non-solicitation and non-competition obligations.

The awards also provide for full vesting upon the participant’s death or termination of employment due to disability (as defined under our long-term disability plan). For performance shares, such vesting is at the target level of achievement. Awards prior to February 2018 provided for pro rata vesting upon the participant’s death or

36	CenterPoint Energy

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

termination of employment due to disability, with such pro rata vesting based on the number of days employed in the performance cycle and the target level of achievement for performance shares and on the number of days employed in the vesting period for stock awards.

2018 Executive Compensation Program

For 2018 base salaries and short-term and long-term incentive targets for our named executive officers, please see “—Executive Summary—Our 2018 Executive Compensation Program.”

2019 Executive Compensation Program

Consistent with our compensation philosophy of targeting the market median (50th percentile) of our peers for each major element of compensation, in February 2019, the Compensation Committee considered competitive market data provided by Meridian and made adjustments to the compensation for each of the named executive officers as described in “—Executive Summary—Actions Taken Regarding 2019 Executive Compensation Program.”

In February 2019, the Compensation Committee also determined that 2019 long-term incentive compensation awards would again be allocated between performance shares and restricted stock units on a 70% and 30% basis, respectively. Consistent with 2018, the Compensation Committee determined that 2019 performance share awards would be made in two separate grants, with 40% of total long-term incentive compensation based on total shareholder return over the three-year performance cycle as compared to our 2019 peer group, which includes the companies listed under “—Executive Summary—Role of the Compensation Committee” in addition to Evergy, Inc. and Public Service Enterprise Group Incorporated and excludes OGE Energy Corp. and SCANA Corporation, and with 30% of total long-term incentive compensation based on achieving a cumulative net income goal over the three-year performance cycle.

Thirty percent of long-term compensation is based on the achievement of a three-year cumulative net income goal. This three-year cumulative net income goal excludes the net income from our midstream investments business segment. For the three-year performance cycle ending December 31, 2021, the cumulative net income performance goal reflects the target established in the five-year financial plan approved by the Board of Directors. If performance for the goal meets or exceeds the threshold level, the Compensation Committee may approve a payout of 50% to 200% of the number of the target performance shares awarded. Prior to 2018, the Compensation Committee had granted performance shares based on achievement of total shareholder return and operating income goals.

Always There®	37

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

In February 2019, the Compensation Committee approved the performance objectives for our short-term incentive plan for fiscal year 2019. The performance goals approved for 2019 consist of the following:

Performance Objectives	Weightings of Performance Objectives
Overall Company Core Operating Income	35%
Consolidated Diluted Earnings Per Share	20%
Overall Company Operations and Maintenance Expenditures	20%
Vectren Energy Efficiency and Equivalent Forced Outage Composite	5%
Customer Satisfaction Composite	10%
Safety Composite	10%
Total Weightings	100%

The Compensation Committee may exercise its discretion to determine the actual bonuses payable to our senior executive officers, in each case considering our actual performance with respect to the performance goals. The Compensation Committee does not intend to make any payments for the 2019 plan year if core operating income does not equal or exceed $1,025 million.

Equity Award Practices

In accordance with the terms of our long-term incentive plan, our practice is to price annual grants of equity awards at the closing market price for our common stock on the New York Stock Exchange on the grant date, which is the date the Compensation Committee approves the grants. Long-term incentive grants made other than at the time of the annual grants have also been provided for promotion and retention purposes or to new employees as an inducement for employment. These types of grants are approved by the Compensation Committee or, with respect to our non-executive officers, a Special Stock Award Committee, which includes our Chief Executive Officer. In February 2018, the Compensation Committee authorized 135,000 shares to be in a special stock award pool to be used for certain discretionary annual grants to non-officers and for any grants made at other times by the Special Stock Award Committee. We do not have a practice of timing grants in coordination with the release of material information or timing grants to enhance the value of stock options to optionees. We have not granted stock options since the mid-2000s.

Recoupment of Awards

The Board has implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

Executive Stock Ownership Guidelines

We believe that our Executive Stock Ownership Guidelines align the interests of our officers, including our named executive officers, with the interests of shareholders. The guidelines provide that our executives maintain common stock ownership as follows:

Executive		Guidelines for Ownership of Common Stock
Chief Executive Officer	5X	Market value of five times base salary
Executive Chairman	3X	Market value of three times base salary
Executive Vice Presidents	3X	Market value of three times base salary
Senior Vice Presidents	2X	Market value of two times base salary

38	CenterPoint Energy

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

For purposes of the guidelines, the ownership requirement will be determined annually based on the executive’s current base salary. The base salary multiple is converted to a fixed number of shares (rounded to the nearest 100 shares) using the prior 365-calendar day average closing price of our common stock as reported by the New York Stock Exchange.

In addition to shares of our common stock owned outright, equivalent shares held in our savings plan, unvested stock awards, and shares held in trust are counted towards the guidelines. Unvested performance share awards do not count towards the guidelines for our officers. Until the designated ownership level is reached, the officer is expected to retain at least 50% of the after-tax shares delivered through the long-term incentive plan. Certain exclusions apply to the retention expectation, such as estate planning, gifts to charity, education and the purchase of a primary residence. Newly hired or recently promoted officers are given a reasonable period of time to comply with these guidelines. The Compensation Committee reviews our officers’ stock holdings annually to monitor compliance with these guidelines. We have also adopted a policy prohibiting directors and corporate and senior division officers from pledging shares of our common and preferred stock to secure loans, subject to grandfathering of existing arrangements, or otherwise holding shares of our common stock in margin accounts.

Although we do not conduct formal benchmarking studies of ownership guidelines, the ownership guidelines and the administration of the program are reviewed annually by the Compensation Committee with advice from the Compensation Committee’s consultant.

Review of Tally Sheets

At least annually (with the most recent pro forma December 31 version presented in December 2018), the Compensation Committee reviews tally sheets for each of our then-current named executive officers that reflect all components of compensation, including base salary, short-term and long-term incentive compensation, other perquisites, imputed income, death benefits and benefits or payments that would be payable in connection with a change in control or termination of employment. Tally sheets are provided to the Compensation Committee to show how various compensation and benefits amounts are interrelated and how changes in one component of compensation impact other components and to enable Compensation Committee members to quantify amounts payable upon various termination scenarios.

Change in Control Plan

CenterPoint Energy has a change in control plan that is intended to help ensure that our officers, including our senior executive officers and our Executive Chairman, continue to give their full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the plan. The plan includes a “double trigger,” whereby to be eligible for benefits under the plan, the executive’s employment must be terminated within a set period before or after a change in control. The plan does not provide for any excise tax gross-up payments. For a more detailed discussion, refer to “Potential Payments upon Change in Control or Termination.”

Benefits

We have maintained a defined benefit plan for eligible employees since 1953 to help employees provide for retirement and to attract and retain employees. In addition, we maintain a benefit restoration plan as a nonqualified supplemental retirement plan to generally provide for benefits in excess of those available under the retirement plan due to annual limits imposed by the Internal Revenue Code. Changes in base salary and/or short-term incentive compensation affect benefits payable under the retirement plan and the benefit restoration plan. See “Executive Compensation Tables—Pension Benefits” for a description of the retirement plan and benefit restoration plan. The present value of the accumulated benefits under the plans for each senior executive officer is set forth in the Pension Benefits table.

Always There®	39

2019 Proxy Statement

Compensation Discussion and Analysis (continued)

We maintain a savings plan, which includes matching contributions, designed to encourage all employees to help provide for their own retirement and to attract and retain employees. We also have a nonqualified savings restoration plan that provides for matching contributions not available under the savings plan due to Internal Revenue Code limits. Base salary and short-term incentive compensation are included as eligible plan compensation under the provisions of the savings plan and the savings restoration plan. See “Executive Compensation Tables—Savings Plan and Savings Restoration Plans” for further information. Matching contributions to the plans for the senior executive officers are included in the footnote to the All Other Compensation column of the Summary Compensation Table.

Our senior executive officers may defer salary and short-term incentive compensation under our deferred compensation plan. For further information and a description of the plan, see “Executive Compensation Tables—Deferred Compensation Plans.” The above-market portion of the 2018 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

We also have an executive life insurance plan providing endorsement split-dollar life insurance in the form of a death benefit for non-employee directors who were elected to the Board prior to January 1, 2001 (Mr. Carroll). The purpose of this plan is to assist the executive’s beneficiaries with the impact of estate taxes on deferred compensation plan distributions. Due to changes in tax laws, we froze entry into this plan effective January 1, 2002. See footnote 6(e) to the Summary Compensation Table for a description of the plan.

We also provide executives with the same health and welfare benefits provided to all other similarly situated employees, and at the same cost charged to all other eligible employees. Executives are also entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1 million for any covered employee. Following the enactment of the Tax Cuts and Jobs Act of 2017, beginning with the 2018 calendar year, the covered employees subject to this limitation include any individual who serves as our chief executive officer, chief financial officer or one of our other three most highly compensated executive officers in 2017 or any subsequent calendar year, and, except for certain grandfathered arrangements, there is no longer any exception for qualified performance-based compensation (as there was for taxable years prior to 2018). The Compensation Committee believes that, in establishing the compensation program for our executives, the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration. The Compensation Committee believes it is important to maintain flexibility in structuring compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Internal Revenue Code.

Unlike certain of our change in control agreements, which expired on December 31, 2014, our change in control plan described above for our named executive officers does not provide a gross-up payment to cover any excise tax an executive is determined to owe on an “excess parachute payment.” For additional discussion about our change in control plan, refer to “Potential Payments upon Change in Control or Termination.”

Our executive plans and agreements that are subject to Section 409A of the Internal Revenue Code are intended to comply with Section 409A of the Internal Revenue Code.

40	CenterPoint Energy

2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES

The following tables show compensation information for: our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, our Executive Vice President for our Electric Division and our Executive Chairman for the one-year periods ended December 31, 2018, 2017 and 2016 and our Senior Vice President and General Counsel for the one-year periods ended December 31, 2018 and 2017.

Summary Compensation Table for Fiscal Year 2018

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Scott M. Prochazka	2018	1,245,000	—	5,480,987	—	1,875,593	96,842	189,559	8,887,981
President and Chief Executive Officer	2017	1,154,925	—	4,799,991	—	1,766,458	159,193	143,958	8,024,525
	2016	996,525	—	3,976,820	—	1,315,413	130,855	318,623	6,738,236
William D. Rogers	2018	588,750	—	1,190,020	—	350,000	67,877	56,847	2,253,494
Executive Vice President and Chief Financial Officer	2017	555,000	—	1,111,500	—	545,000	70,600	51,249	2,333,349
	2016	485,000	—	866,994	—	450,000	37,696	154,287	1,993,977
Tracy B. Bridge	2018	535,000	—	917,988	—	515,000	2,740	77,739	2,048,467
Executive Vice President and President Electric Division	2017	512,499	—	832,015	—	515,000	113,323	57,103	2,029,940
	2016	481,250	—	784,010	—	410,000	97,932	53,392	1,826,584
Milton Carroll	2018	701,250	—	2,130,007	—	—	48,496	6,730	2,886,483
Executive Chairman	2017	662,500	—	2,025,014	—	—	37,145	6,767	2,731,426
	2016	618,750	—	1,875,006	—	—	33,648	6,264	2,533,668
Dana C. O’Brien	2018	511,249	—	824,006	—	427,000	35,254	74,099	1,871,608
Senior Vice President and General Counsel	2017	492,500	—	774,991	—	430,000	45,937	51,433	1,794,861

(1)	For each of the years 2016, 2017 and 2018, no discretionary bonus payments (discretionary payments above amounts under our short-term incentive plan) were made to our named executive officers.

(2)

Reported amounts for our named executive officers represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 based on the probable achievement level of the underlying performance conditions as of the grant date. Assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2018. For purposes of the tables above and below, the effects of estimated forfeitures are excluded. Please also refer to the Grants of Plan-Based Awards for Fiscal Year 2018 table and the accompanying footnotes.

Always There®	41

2019 Proxy Statement

Executive Compensation Tables (continued)

The maximum value at the grant date of stock awards for each of our named executive officers assuming the highest level of performance conditions is achieved is as follows:

Name	Year	Maximum Value of Stock Awards ($)
Prochazka	2018	9,317,677
	2017	8,159,983
	2016	6,760,594
Rogers	2018	2,023,033
	2017	1,889,549
	2016	1,473,890
Bridge	2018	1,560,578
	2017	1,414,428
	2016	1,332,817
Carroll	2018	3,621,006
	2017	3,442,521
	2016	3,187,511
O’Brien	2018	1,400,812
	2017	1,317,488

(3)	CenterPoint Energy has not granted stock options since 2004.

(4)

Non-Equity Incentive Plan Compensation represents short-term incentive awards earned with respect to performance in the designated year and paid in the following year. For more information on the 2018 short-term incentive awards, refer to the Grants of Plan-Based Awards for Fiscal Year 2018 table and the accompanying footnotes. Mr. Carroll is not eligible for short-term incentive awards.

(5)	The two components of the 2018 Change in Pension Value and Nonqualified Deferred Compensation Earnings are as follows:

Name	Change in Pension Value(a) ($)	Above Market Earnings on Nonqualified Deferred Compensation(b) ($)	Total ($)
Prochazka	87,815	9,027	96,842
Rogers	48,756	19,121	67,877
Bridge	2,740	—	2,740
Carroll	—	48,496	48,496
O’Brien	35,254	—	35,254

(a)

The Change in Pension Value is the increase or decrease in the present value of accumulated benefits under our retirement plan and the related benefit restoration plans from December 31, 2017 to December 31, 2018. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. The present value as of December 31, 2018 assumed a discount rate of 4.35% and lump sum conversion interest rates of 3.35%, 4.10% and 4.35% for benefits paid within the first 5 years, 6th through 20th years, and all remaining years, respectively. The present value as of December 31, 2017 assumed a discount rate of 3.65% and lump sum conversion interest rates of 2.65%, 3.40% and 3.65% for benefits paid within the first 5 years, 6th through 20th years, and all remaining years, respectively. Refer to the narrative accompanying the Pension Benefits table for a more detailed discussion of the present value calculation.

(b)	Above Market Earnings consist of the amounts that exceed 120% of the applicable federal long-term rate at the time the interest rate was set.

(6)	The following table sets forth the elements of All Other Compensation for 2018:

Name	Perquisites and Other Personal Benefits(a) ($)	Tax Reimbursements(b) ($)	Contributions to Vested and Unvested Defined Contribution Plans (qualified)(c) ($)	Contributions to Vested and Unvested Defined Contribution Plans (nonqualified)(d) ($)	Insurance Premiums(e) ($)	Total All Other Compensation ($)
Prochazka	12,970	—	$16,500	$158,187	$1,902	$189,559
Rogers	—	—	$16,500	$38,445	$1,902	$56,847
Bridge	12,832	5	$16,500	$46,500	$1,902	$77,739
Carroll	—	870	—	—	$5,860	$6,730
O’Brien	15,658	64	$16,500	$39,975	$1,902	$74,099

42	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

(a)

For Mr. Prochazka, the amount includes financial planning services ($11,754), an executive physical, personal costs incurred on business travel and personal use of company sports tickets. CenterPoint Energy owns company aircraft used to facilitate business travel. During 2018, Mr. Prochazka utilized company aircraft for business purposes during which his spouse occasionally accompanied him. To determine incremental cost for spousal and family travel, any includable amounts are based on the cost per flight hour (e.g., fuel costs and landing fees) multiplied by hours in the air, which are then allocated by employee traveling on the aircraft. However, because in such cases the aircraft is being used for a business purpose, there is no incremental cost associated with the spousal or family travel, and therefore no amounts are included for such travel. Because there was no incremental cost of such travel, no amounts are included for Mr. Prochazka. For Mr. Bridge, the amount includes financial planning services ($12,822). For Ms. O’Brien, the amount includes financial planning services ($12,699) and personal use of club memberships ($2,832). None of the other named executive officers received perquisites valued in excess of $10,000 during 2018.

(b)

For Mr. Bridge and Ms. O’Brien, the tax reimbursement amounts shown represent gross-up payments related to perquisites. For Mr. Carroll, the tax reimbursement amount shown represents the after-tax cost of imputed income that he is required to recognize as a result of coverage under the executive life insurance plan described in footnote (e) below. The gross-up payments are calculated assuming the highest individual income tax rate is applicable. The annual premiums on the executive life insurance policies are payable solely by CenterPoint Energy, and in accordance with the Internal Revenue Code, Mr. Carroll must recognize imputed income based upon the insurer’s one-year level term rates. Mr. Carroll is also provided a tax gross-up payment for all taxes due on the imputed income associated with the policy value so that coverage is provided at no cost to him.

(c)	These amounts represent CenterPoint Energy’s contributions to the savings plan, which is described under “Savings Plan and Savings Restoration Plans.”

(d)	These amounts represent benefits accrued under the savings restoration plan, which is described under “Savings Plan and Savings Restoration Plans.”

(e)

The insurance premium amounts include annual premiums we pay to provide life insurance coverage and long-term disability coverage for our senior executive officers. Mr. Carroll participates in an executive life insurance plan as a director who was elected to the Board before 2001 and was not an employee of the Company at the time of his initial election. This executive life insurance plan provides endorsement split-dollar life insurance with a death benefit equal to six times the director’s annual retainer, excluding any supplemental retainer, with coverage continuing after the director’s retirement from the Board. Due to limits on the increases in the death benefit under this plan, the death benefit for Mr. Carroll under the plan is $180,000. Upon the death of the insured, the director’s beneficiaries will receive the specified death benefit, and CenterPoint Energy will receive any balance of the insurance proceeds payable in excess of the specified death benefit.

Grants of Plan-Based Awards for Fiscal Year 2018

The following table presents the non-equity and equity incentive plan-based awards granted during 2018. The grant date fair value of equity awards is based on the probable achievement level of the underlying performance conditions as of the grant date at the closing price on the grant date, which was $26.73 for the February 20, 2018 grants.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)	All Other Stock Awards: # of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)
Scott M. Prochazka		715,875	1,431,750	2,720,325
	2/20/2018							61,515	1,644,296
	2/20/2018				27,067	82,020	164,040		2,192,395
	2/20/2018				30,758	61,515	123,030		1,644,296
William D. Rogers		220,781	441,563	838,969
	2/20/2018							13,356	357,006
	2/20/2018				5,877	17,808	35,616		476,008
	2/20/2018				6,678	13,356	26,712		357,006
Tracy B. Bridge		200,625	401,250	762,375
	2/20/2018							10,303	275,399
	2/20/2018				4,533	13,737	27,474		367,190
	2/20/2018				5,152	10,303	20,606		275,399
Milton Carroll		—	—	—
	2/20/2018							23,906	639,007
	2/20/2018				10,518	31,874	63,748		851,992
	2/20/2018				11,953	23,906	47,812		639,007
Dana C. O’Brien		166,156	332,312	631,393
	2/20/2018							9,248	247,199
	2/20/2018				4,069	12,331	24,662		329,608
	2/20/2018				4,624	9,248	18,496		247,199

Always There®	43

2019 Proxy Statement

Executive Compensation Tables (continued)

There were no other equity awards granted to the named executive officers during the year.

(1)

The estimated payouts under non-equity incentive plan awards are based on the terms of our 2018 short-term incentive plan. Based on the goals adopted in 2018, the maximum payout amount (as shown in the Maximum column) is 190% of target for our senior executive officers. Actual amounts paid in 2019 for 2018 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Any amount awarded by the Compensation Committee to an individual executive officer in excess of the actual performance level of the underlying performance objectives is reflected in the Summary Compensation Table in the Bonus column.

(2)

The annual grants of equity incentive plan awards consist of two types of awards for each named executive officer: a restricted stock unit award covering a number of shares listed in the All Other Stock Awards column, and two performance share awards, for which threshold, target and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards. All of the restricted stock unit awards and the performance share awards accrue dividend equivalents over the vesting period or performance cycle, respectively, until they are delivered at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the vested shares will be paid in cash. These awards are granted under our long-term incentive plan. Refer to the footnotes to the Outstanding Equity Awards at Fiscal Year-End 2018 table for the vesting date of each of these awards.

Non-Equity Incentive Plan Awards

For our short-term incentive plan, the Committee intended to exercise its discretion and to not fund any short-term incentive awards for the 2018 plan year if core operating income did not equal or exceed $725 million.

Short-Term Incentive Targets. The base salary earned and short-term incentive target for each of our senior executive officers for the 2018 plan year were as follows:

	Prochazka	Rogers	Bridge	O’Brien
Base salary earned in 2018	$1,245,000	$588,750	$535,000	$511,249
Target short-term incentive award percentage for 2018	115%	75%	75%	65%

Mr. Carroll is not eligible to participate in our short-term incentive plan.

Short-term Incentive Plan Awards. The achievement of performance objectives, which the Compensation Committee establishes and approves annually, is used to determine the funding pool under the short-term incentive plan for the year. The Committee exercised its discretion to reflect actual performance with respect to the separate annual performance objectives approved by the Committee in February 2018.

For each performance objective, a target performance level is established at the beginning of the year. Target levels are established by the Compensation Committee based on our 2018 business plan, which is approved by the Board. If actual performance is achieved at that target level, the funding for that performance objective is 100% of the target amount.

A threshold level of achievement is also established for the performance objective. Achievement must meet at least the threshold level for any funding to be provided on that performance objective. At the threshold level, the funding for that performance objective is 50% of the target amount. Similarly, a maximum level of performance is established for each performance objective, which results in funding for that objective at 150% of the target amount if the maximum level of performance is achieved. An exceptional achievement level is established at 200% of target for performance objectives related to overall company core operating income, consolidated diluted earnings per share and overall company operations and maintenance expenditures. Linear interpolation is used to determine the funding for performance between achievement levels. The Committee may determine the actual amount payable from the funding pool to a senior executive officer to reflect the executive’s individual performance and any special

44	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

circumstance by exercising its discretion. The performance objectives used to determine the funding pool for the 2018 short-term incentive plan awards were as follows:

Performance Objectives	Performance Objectives Actual Achievement	Weightings of Performance Objectives
Overall Company Core Operating Income	144%	35%
Consolidated Diluted Earnings Per Share	200%	20%
Overall Company Operations and Maintenance Expenditures	72%	25%
Customer Satisfaction Composite	93%	10%
Safety Composite	134%	10%
Total Weightings		100%
Funded Achievement Level	131%

Each of the performance objectives is described in detail below.

To determine “Overall Company Core Operating Income,” we adjust our reported operating income to remove the effect of specified items, either positive or negative, to reflect what we consider to be our core operational business performance in the period being measured. Adjustments are the following:

•	minus income or loss related to the company’s stranded cost recovery and system restoration bonds;

•	plus or minus mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•	plus or minus the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards and impairments of goodwill; and

•

plus or minus significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures; benefit retirement plan settlement expenses triggered by lump sum distribution; adoption of the FASB-issued ASU No. 2017-07 Compensation—Retirement Benefits; or other unplanned items that receive written approval from the Chief Executive Officer and/or Executive Committee.

For 2018, the various levels of achievement for “Overall Company Core Operating Income,” the most significant performance objective for CenterPoint Energy, were as follows:

	In Millions (except %)				Actual
	Threshold (Target less 6%) $	Target $	Maximum (Target plus 4%) $	Exceptional (Target plus 8%) $	$	%
Overall Company Core Operating Income	796	847	881	915	877	144

“Consolidated Diluted Earnings Per Share” is defined as diluted earnings per share pursuant to GAAP, adjusted, positively or negatively, to reflect what we consider to be our true financial performance in the period being measured. Adjustments are for the following:

•	plus or minus the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards and impairments of goodwill;

•	plus or minus any impact to income from the change in the value of the ZENS-related securities and the effects of mergers, acquisitions and divestitures on those securities;

•	plus or minus mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

Always There®	45

2019 Proxy Statement

Executive Compensation Tables (continued)

•

plus or minus significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures; benefit retirement plan settlement expenses triggered by lump sum distribution; costs associated with the early retirement of long-term debt; adoption of the FASB-issued ASU No. 2017-07 Compensation—Retirement Benefits; impairment of Enable’s goodwill and long-lived assets and CenterPoint Energy’s equity investment in Enable; gains/losses or expenses required by GAAP for mergers and acquisitions; or other unplanned items that receive written approval from the Chief Executive Officer and/or Executive Committee.

For 2018, various levels of achievement for “Consolidated Diluted Earnings Per Share” were as follows:

					Actual
	Threshold (Target less 7%) $	Target $	Maximum (Target plus 3.5%) $	Exceptional (Target plus 7%) $	$	%
Consolidated Diluted Earnings Per Share	1.43	1.54	1.59	1.65	1.67	200

“Overall Company Operations and Maintenance Expenditures” is defined as all operations and maintenance expenses (excluding transmission cost of service, stranded cost recovery and system restoration bonds) with the following adjustments:

•	plus or minus the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards and impairments of goodwill;

•

minus energy efficiency costs (which includes mandated spending and tracked costs but excludes bonus achievement for conservation incentive program costs, energy efficiency costs, gas affordability program and any similar newly approved regulatory mechanisms);

•	minus any differences between plan and actual expenditures required to generate additional revenues, including Home Service Plus labor and benefits costs;

•

plus or minus significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures; benefit retirement plan settlement expenses triggered by lump sum distribution; adoption of the FASB-issued ASU No. 2017-07 Compensation—Retirement Benefits; or other unplanned items that receive written approval from the Chief Executive Officer and/or Executive Committee.

For 2018, various levels of achievement for “Overall Company Operations and Maintenance Expenditures” were as follows:

	In Millions (except %)				Actual
	Threshold (Target plus 4%) $	Target $	Maximum (Target less 4%) $	Exceptional (Target less 8%) $	$	%
Overall Company Operations and Maintenance Expenditures	1,378	1,325	1,272	1,219	1,355	72

The target level above is based on our 2018 business plan as approved by the Board of Directors.

46	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

“Customer Satisfaction Composite” goal includes results from a weighted average of the Customer Satisfaction Survey for Gas Operations and Houston Electric and Power Alert Service Survey and Customer Average Interruption Duration Index for Houston Electric according to the following weights and measures:

					Actual
	Threshold	Target	Maximum	Weight	#	%
Gas Operations
Customer Satisfaction Survey	4.35	4.46	4.55	50%	4.42	82
Houston Electric
Customer Satisfaction Survey	3.82	3.92	4.00	20%	3.99	144
Power Alert Service Survey	4.40	4.51	4.60	20%	4.54	117
Customer Average Interruption Duration Index	98.65	96.18	93.72	10%	100.16	0
Goal Achievement						93

The target level for each survey above is based on prior year data, and the threshold and maximum levels for such are based on target less 2.5% and target plus 2%, respectively. The threshold level for the customer average interruption duration index is based on a two-year average, and the target and maximum levels are based on threshold less 2.5% and threshold less 5%, respectively.

“Safety Composite” goal incorporates the Houston Electric, Gas Operations and/or CenterPoint Energy Corporate Safety Achievements, excluding non-preventable vehicle collisions, according to the following weights and measures:

					Actual
	Threshold	Target	Maximum	Weight	#	%
Safety Participation Rate*	60%	65%	70%	50%	71%	150
Preventable Vehicle Incident Rate	1.64	1.56	1.48	50%	1.53	119
Goal Achievement						134

*	Incorporates only the achievements from Houston Electric and Gas Operations eligible employees.

The threshold level for Safety Participation Rate is based on prior year performance. The target level is based on threshold plus 5% and the maximum level is then based on target plus 5%. The target level for Preventable Vehicle Incident Rate is based on 2016 actuals. The threshold and maximum levels are based on target plus 5% and target less 5%, respectively.

Example of Short-term Incentive Plan Awards Calculation

The following example is provided to illustrate the determination of the funding pool for the short-term incentive plan awards. For purposes of this example, we have assumed a base salary earned of $500,000, a short-term incentive plan target of 75% and an achievement level of 120%.

Determination of the Funding Pool:

Base salary earned during the year	$500,000
Short-term incentive plan target percentage	X 75%

Target individual award amount	$375,000
Achievement level	X 120%

Contribution to the funding pool	$450,000

The entirety of each individual award will be subject to the Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance and to further align our compensation objectives.

Always There®	47

2019 Proxy Statement

Executive Compensation Tables (continued)

Equity Incentive Plan Awards

Long-term Incentive Plan Awards Granted in 2018. To determine the amount of long-term incentive compensation granted, each named executive officer’s base salary was multiplied by his or her long-term incentive target percentage. The resulting amount of long-term incentive compensation for each of the awards of performance shares and stock awards was then divided by the closing price of our common stock on the New York Stock Exchange on February 20, 2018 ($26.73). The grants were determined as follows:

Description	Prochazka	Rogers	Bridge	Carroll	O’Brien
Base Salary	$1,260,000	$595,000	$540,000	$710,000	$515,000
Long-term incentive target	435%	200%	170%	300%	160%
Long-term incentive compensation at target	$5,481,000	$1,190,000	$918,000	$2,130,000	$824,000
Performance share portion (70%)	$3,836,700	$833,000	$642,600	$1,491,000	$576,800
Performance shares granted at target (rounded)	143,535	31,164	24,040	55,780	21,579
Stock award portion (30%)	$1,644,300	$357,000	$275,400	$639,000	$247,200
Stock award shares granted at target (rounded)	61,515	13,356	10,303	23,906	9,248

Performance Shares. Participants received two separate awards totaling the performance shares granted at target shown above, with vesting of each award based on one of the independent performance objectives listed below. “Retirement eligible” participants (age 55 with five years of service) will receive a payment under the award, if any, based on the actual achievement of the performance objective at the end of the performance period with any such amount pro-rated for the period of their employment during the performance period.

Performance Objectives	Threshold Achievement(1)	Target Achievement (100%)	Maximum Achievement (200%)
Total shareholder return based upon companies in the TSR peer group	25th percentile	Linear interpolation between Threshold and Maximum achievement	2nd position or higher
Three-year cumulative utility net income over three-year performance cycle	$1,379 million	$1,484 million	$1,617 million

(1)	Payout upon threshold achievement for the total shareholder return and utility net income performance objectives is 33% and 50%, respectively.

Total Shareholder Return

One performance share award vests based on total shareholder return achieved over the three-year cycle in comparison to a subset of 20 companies (including CenterPoint Energy) in the TSR peer group as of January 1, 2018. Maximum achievement (200% of target) requires CenterPoint Energy to rank second or higher in that comparison, but no shares would vest if the company ranks below the 25th percentile in that comparison (threshold level). For this performance objective, the number of performance shares granted will vest using linear interpolation between the threshold and maximum achievement levels. Forty percent of long-term compensation is based on the total shareholder return metric.

The 19 companies included in our peer group as of January 1, 2018 were:

Alliant Energy Corporation	Eversource Energy
Ameren Corporation	NiSource Inc.
American Electric Power Company, Inc.	OGE Energy Corp
Atmos Energy	PG&E Corporation
Avangrid, Inc.	Pinnacle West Capital Corp
CMS Energy Corporation	SCANA Corporation
Consolidated Edison, Inc.	Sempra Energy
DTE Energy Company	Wisconsin Energy Corporation
Edison International	Xcel Energy Inc.
Entergy Corporation

48	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

Three-Year Cumulative Operating Income

For awards granted prior to February 2018, one performance share award vests based on our achievement of a three-year cumulative operating income goal. If performance for the goal met or exceeded the threshold level, the Compensation Committee would approve a payout of 50% to 200% of the number of the target performance shares awarded.

Thirty percent of long-term compensation was based on this operating income metric. Reported operating income, excluding income or loss related to stranded cost recovery and system restoration bonds, was adjusted for the following:

•	plus or minus any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•	plus or minus the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards, and impairments of goodwill; and

•

plus or minus significant (>$1 million per category) differences between the plan and actual financial impact of the following items: new legislation or regulation; any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures; benefit pension plan settlement expenses triggered by lump sum distribution; or other unplanned items that receive written approval from the Chief Executive Officer or Executive Committee.

This award was eliminated in favor of the “Three-Year Cumulative Utility Net Income” award, described below, to better align the awards with management’s view of our core utility performance, which helped reduce uncertainty over the three-year period about the implications resulting from the Tax Cuts and Jobs Act of 2017 and the performance of our midstream investments business segment.

Three-Year Cumulative Utility Net Income

For awards granted beginning February 2018, one performance share award vests based on our achievement of a three-year cumulative utility net income goal. For the three-year performance cycle ending on December 31, 2020, the cumulative utility net income performance goal reflects annual growth targets for each of 2019 and 2020 relative to the 2018 utility net income target from our approved five-year plan.

Thirty percent of long-term compensation is based on this metric. If performance for the goal meets or exceeds the threshold level, the Committee may approve a payout of 50% to 200% of the number of the target performance shares awarded. Reported consolidated net income pursuant to GAAP will be adjusted for the following:

•	net income from our midstream investments business segment;

•	the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards, and impairments of goodwill;

•	any impact to income from the change in the value of the ZENS-related securities and the effects of mergers, acquisitions and divestitures on those securities;

•	any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan; and

•

significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures; benefit retirement plan settlement expenses triggered by lump sum distribution; costs associated with the early retirement of long-term debt; adoption of the FASB-issued ASU No. 2017-07 Compensation—Retirement Benefits; or other unplanned items that receive written approval from the Chief Executive Officer or Executive Committee.

Always There®	49

2019 Proxy Statement

Executive Compensation Tables (continued)

The three-year cumulative utility net income target will be updated if our financial plan changes as a result of any acquisitions, mergers and divestitures.

Refer to “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” for a discussion of vesting and dividend rights associated with awards under our long-term incentive plan.

Stock Awards. Participants received a restricted stock unit award, which we sometimes refer to as a “stock award” in this proxy statement, representing shares of CenterPoint Energy common stock, as shown in the table under the heading “Executive Compensation Tables—Grants of Plan-Based Awards for Fiscal Year 2018.” The award is a three-year service-based award and will vest on February 20, 2021. “Retirement eligible” participants (age 55 with five years of service) will receive a payment under the award, if any, with any such amount pro-rated for the period of their employment during the vesting period.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2018. The closing stock price on the New York Stock Exchange on December 31, 2018 was $28.23.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Prochazka	—	—	—	—	—	178,888	5,050,008	337,090	9,516,051
Rogers	—	—	—	—	—	39,678	1,120,110	75,096	2,119,960
Bridge	—	—	—	—	—	32,154	907,707	57,230	1,615,603
Carroll	—	—	—	—	—	76,604	2,162,531	135,496	3,825,052
O’Brien	—	—	—	—	—	27,704	782,084	52,146	1,472,082

(1)	Outstanding stock awards fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Prochazka	Rogers	Bridge	Carroll	O’Brien
2/24/2016	Stock Award	2/24/2019	63,258	13,791	12,471	29,825	9,719
2/21/2017	Stock Award	2/21/2020	54,115	12,531	9,380	—	8,737
2/22/2017	Stock Award	2/22/2020	—	—	—	22,873	—
2/20/2018	Stock Award	2/20/2021	61,515	13,356	10,303	23,906	9,248

Total			178,888	39,678	32,154	76,604	27,704

50	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

(2)	Outstanding performance share awards will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Prochazka	Rogers	Bridge	Carroll	O’Brien
2/21/2017	Performance Shares(a)	12/31/2019	132,040	30,576	22,887	—	21,319
2/22/2017	Performance Shares(a)	12/31/2019	—	—	—	55,810	—
2/20/2018	Performance Shares(b)	12/31/2020	205,050	44,520	34,343	79,686	30,827

Total			337,090	75,096	57,230	135,496	52,146

(a)	Based on 2017 and 2018 results, the provided amounts reflect threshold achievement for the total shareholder return and maximum achievement for the three-year cumulative operating income awards.

(b)	Based on 2018 results, the provided amounts reflect target achievement for the total shareholder return and maximum achievement for the three-year cumulative utility net income awards.

Option Exercises and Stock Vested for Fiscal Year 2018

The following table indicates the number and value of stock options exercised and stock and performance share awards vested during 2018.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Prochazka	—	—	268,161	8,885,056
Rogers	—	—	58,262	1,931,036
Bridge	—	—	55,248	1,823,159
Carroll	—	—	125,423	4,158,815
O’Brien	—	—	41,903	1,386,208

(1)	For each of the named executive officers, the Stock and Performance Share Awards consist of the following:

Name	Performance Share Awards for the 2016-2018 Performance Cycle(a)		Stock Awards Granted February 19, 2015 That Vested February 19, 2018
	Number of Shares (#)	Value Realized on Vesting(b) ($)	Number of Shares (#)	Value Realized on Vesting(c) ($)
Prochazka	230,681	7,759,532	37,480	1,125,524
Rogers	50,292	1,691,697	7,970	239,339
Bridge	45,478	1,529,766	9,770	293,393
Carroll	108,763	3,658,515	16,660	500,300
O’Brien	35,443	1,192,214	6,460	193,994

(a)

A participant is vested in the right to receive performance shares under the award agreements as of December 31, 2018 (the end of the performance cycle). However, pursuant to the terms of the awards, the actual number of shares to be awarded to the participant is not known until the Compensation Committee determines the applicable performance levels of the underlying goals within 60 days after the end of the performance cycle. Accordingly, the awards are valued for compensation purposes after the Compensation Committee completes its determination and the procedures to verify the financial information used in determining the applicable performance level achievements have been completed. After completion of this process, the actual transfer of the stock is made to participants.

Always There®	51

2019 Proxy Statement

Executive Compensation Tables (continued)

(b)

Value Realized on Vesting for the performance share awards was determined using the closing market price of our common stock ($30.14) on the New York Stock Exchange on February 28, 2019, together with a dividend equivalent amount equal to the dividends accrued during the performance period until they were delivered ($3.4975 per share) on our shares of common stock. The number of performance shares vested was determined based on an overall achievement level of 156%.

(c)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($26.91) on the New York Stock Exchange on the last trading day before the vesting date (February 16, 2018) together with dividend equivalents per share during the vesting period of $3.12.

Pension Benefits

Pension benefits for our senior executive officers are provided under a tax-qualified defined benefit pension plan—the CenterPoint Energy Retirement Plan. In addition, our senior executive officers are eligible for benefits under a benefit restoration plan, which is also a defined benefit plan. Participants are fully vested in both plans after three years of service. For all employees hired on or after January 1, 1999 but prior to January 1, 2009 (including Mr. Prochazka), participants accumulated a retirement benefit based upon a cash balance formula of four percent of base salary and short-term incentive compensation through December 31, 2008. For all employees hired prior to January 1, 1999 (including Mr. Bridge), benefits accrued based on a participant’s years of service, final average pay and covered compensation through December 31, 2008. Beginning January 1, 2009, final average pay formula benefits under the retirement plan were frozen as to any future accruals. The lump sum value of the age-65 annuity for all final average pay formula participants was calculated using an interest conversion rate of 4.52% as of December 31, 2008. This lump sum amount will continue to grow annually with interest, based on the 30-year Treasury rate from the prior November, until commencement of the benefit. The participant’s benefit through December 31, 2008 is the greatest of (i) this lump sum value, (ii) the final average pay benefit and (iii) the cash balance benefit. For periods after December 31, 2008, all participants (including all our senior executive officers) are eligible for a retirement benefit based on a cash balance formula of five percent of base salary and short-term incentive compensation.

Benefits that may not be provided under the retirement plan because of Internal Revenue Code annual limits on benefits and compensation are made in a bookkeeping account under the benefit restoration plan. This excess benefit amount is determined based on the final average pay formula and the cash balance formula under the retirement plan, as applicable. To comply with the requirements under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Benefit Restoration Plan (CNP Benefit Restoration Plan) for excess benefits that accrued or vested after 2004. This plan is subject to Section 409A. Benefits accrued under this plan are generally paid in a lump sum following the participant’s separation from service. All of our senior executive officers participate in this plan and will generally receive payments in a lump sum form under this plan. Benefit payments for our senior executive officers and other key employees will be delayed for six months to comply with Section 409A of the Internal Revenue Code. The CNP Benefit Restoration Plan does not provide any past service credits or accelerated service benefits.

52	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

The table below provides information regarding our senior executive officers’ accumulated benefits under our retirement and benefit restoration plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during 2018 ($)
Cash Balance Formula(1)
Prochazka	Retirement Plan	17.2	221,043	—
	CNP Benefit Restoration Plan	17.2	531,093	—
Rogers	Retirement Plan	3.9	52,356	—
	CNP Benefit Restoration Plan	3.9	107,717	—
O’Brien	Retirement Plan	4.6	63,998	—
	CNP Benefit Restoration Plan	4.6	98,609	—
Final Average Pay Formula(2)
Bridge	Retirement Plan	32.8	862,601	—
	CNP Benefit Restoration Plan	32.8	238,688	—

(1)

The benefits for Messrs. Prochazka and Rogers and for Ms. O’Brien are based solely on the cash balance formula under the retirement plan. Interest accrues in the current year at the average annual interest rate for 30-year Treasury Securities as reported daily during the previous November based upon the account balance as of the end of the previous year. The interest rate for the 2018 plan year was 2.80%. In addition, Messrs. Prochazka and Rogers and Ms. O’Brien accrued an excess benefit amount under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply.

The present value for Messrs. Prochazka and Rogers and Ms. O’Brien was calculated based on benefits accrued through December 31, 2018 payable at age 65 (the earliest retirement age where the benefit is not reduced). Account balances are assumed to accumulate interest credits until age 65 at 3.75%. Since this is a cash balance plan, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming interest rates of 3.35%, 4.10% and 4.35% for benefits paid within the first five years, 6th through 20th years and all remaining years, respectively, and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the RP-2006 Aggregate Mortality Table projected using Scale MP-2018, and the interest rate for discounting payments back to December 31, 2018 is 4.35%.

(2)	Through December 31, 2008, Mr. Bridge accrued benefits based on years of service, final average pay and covered compensation, which we refer to as final average pay (FAP) formulas.

For Mr. Bridge, final average pay means the highest base salary for 60 consecutive months out of the 120 consecutive months immediately preceding the earlier of retirement or December 31, 2008. This retirement plan benefit is calculated under the following formula:

1.1% x FAP x Service + [0.45% x (FAP—Social Security Covered Compensation) x Service]

In the final average pay formula, the maximum service applicable to the portion of the benefit attributable to FAP in excess of Social Security Covered Compensation is 30 years. The benefit is reduced for early retirement if retirement occurs before age 65. Early retirement subsidies are provided for retirement at age 55 or older.

Mr. Bridge also accrued a benefit under the benefit restoration plan based on the applicable final average pay formula as if the Internal Revenue Code limits did not apply.

Beginning in 2009, Mr. Bridge accrued a benefit under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code compensation limits did not apply.

The present value for Mr. Bridge was calculated based on benefits accrued through December 31, 2018 assuming retirement at age 65 without a reduction in benefits. The calculation assumes the participant is 50% likely to commence the benefit in the form of a single life annuity and 50% likely to elect a lump sum distribution. The single life annuity is the normal form of benefit under the plan. Mortality assumptions for discounting annuities are based on the RP-2006 Aggregate Mortality Table projected using Scale MP-2018 and an interest rate of 4.35%. The lump sum distribution for benefits accrued through December 31, 2008 is calculated as the greater of the cash balance amount and the present value of the accrued benefit commencing at age 65 assuming interest rates of 3.35%, 4.10% and 4.35% for benefits paid within the first five years, 6th through 20th years and all remaining years, respectively and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. The interest rate for discounting payments back to December 31, 2018 was 4.35%. These assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2018.

Always There®	53

2019 Proxy Statement

Executive Compensation Tables (continued)

Savings Plan and Savings Restoration Plans

Our savings plan provides that participants may contribute up to 50% of their plan-eligible compensation as pre-tax or Roth contributions. Participants may also contribute up to 16% of eligible pay as after-tax contributions. In addition, we make a matching contribution of 100% of the first 6% of eligible pay contributed by employees. Payment options under the savings plan include (i) a lump sum payment; (ii) annual, semi-annual, quarterly or monthly installments over a period elected by the participant, not to exceed ten years; (iii) a partial cash distribution of the participant’s account balance or (iv) a rollover of the account. Once the annual compensation limit under the Internal Revenue Code is reached in the savings plan, CenterPoint Energy’s matching contribution is made in a bookkeeping account under the savings restoration plan. To comply with the provisions under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Savings Restoration Plan (CNP Savings Restoration Plan) for all benefits earned or vested from and after 2005, and this plan is subject to Section 409A. Benefits under this plan are paid in a lump sum following the participant’s separation from service, and all of our senior executive officers participate in this plan. Benefit payments for our senior executive officers and other key employees will be delayed for six months following the separation from service to comply with Section 409A of the Internal Revenue Code, unless the separation from service is due to death. Benefits earned and vested prior to 2005 are payable under the 1991 CenterPoint Energy Savings Restoration Plan (1991 Savings Restoration Plan), and no new benefits are provided from and after 2005 under this plan. The 1991 Savings Restoration Plan is not subject to Section 409A, and benefits are paid under this plan at the same time and in the same form and manner as distributions payable from the savings plan. Earnings on both restoration plans are based on each participant’s annual rate of return on their account in the savings plan. Participants are not permitted to make voluntary deferrals into either savings restoration plan.

Deferred Compensation Plans

Our current deferred compensation plan permits eligible key employees to elect voluntarily each year to defer a percentage of up to 90% of salary and/or short-term incentive compensation. The Company amended the Deferred Compensation Plan as of December 31, 2007, renamed it the 1989 Deferred Compensation Plan and froze the plan to new participants and benefit accruals as of December 31, 2007. Effective January 1, 2008, obligations with respect to deferrals under the 1989 Deferred Compensation Plan after December 31, 2004, along with all associated earnings were transferred to and are paid from the 2005 Deferred Compensation Plan, which was adopted effective as of January 1, 2008, to replace the 1989 Deferred Compensation Plan. References to our deferred compensation plan include both our 2005 Deferred Compensation Plan, which covers amounts subject to Section 409A, as well as our 1989 Deferred Compensation Plan, which covers amounts which are exempt from Section 409A. Under the terms of our deferred compensation plan, interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.

Participants in the plan currently may elect to receive distributions of their deferred compensation and interest in three ways:

•

an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 65);

•	a lump sum distribution upon termination of employment on or after age 55; or

•	15 annual installments commencing upon termination of employment on or after age 55.

If a participant terminates employment prior to age 55, a lump sum distribution of his or her deferral amount plus interest, calculated using the Moody’s rate and excluding the additional two percentage points, will be made regardless of his or her form of election. For deferrals under the 2005 Deferred Compensation Plan, if a participant terminates employment on or after age 55, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her termination or 15 annual installments commencing upon his or her separation from service. However,

54	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

benefit payments for our named executive officers and other key employees will not be paid earlier than six months after separation from service (other than by reason of death) to comply with Section 409A of the Internal Revenue Code. Messrs. Prochazka, Rogers and Carroll were the only named executive officers who elected to defer compensation under the plan during 2018.

For deferrals under the 1989 Deferred Compensation Plan, if a participant terminates employment from and after age 55 but prior to age 60, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her separation from service or 15 annual installments commencing upon his or her separation from service. If a participant terminates employment after age 60 under the 1989 Deferred Compensation Plan, the deferral amount plus interest, including the additional two percent, will be paid in accordance with the participant’s distribution elections after he or she reaches age 65.

Each of our deferred compensation plans discussed above is a nonqualified, unfunded plan, and the employees are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under any of these plans. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” for information on funding of the plans upon a change in control.

Nonqualified Deferred Compensation Table

The following table provides information with respect to benefits under the deferred compensation plans and the savings restoration plans.

Name	Plan Name	Executive Contributions in 2018(1) ($)	Registrant Contributions in 2018(1) ($)	Aggregate Earnings in 2018(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2018(3) ($)
Prochazka	2005 Deferred Compensation Plan	100,000	—	17,728	—	298,391
	CNP Savings Restoration Plan	—	158,187	(28,516)	—	846,213
	1991 Savings Restoration Plan	—	—	(943)	—	27,981
Rogers	2005 Deferred Compensation Plan	218,000	—	37,549	—	632,018
	CNP Savings Restoration Plan	—	38,445	(8,319)	—	109,176
Bridge	CNP Savings Restoration Plan	—	46,500	8,039	—	301,419
Carroll	1989 Deferred Compensation Plan	—	—	40,850	—	687,564
	2005 Deferred Compensation Plan	101,250	—	53,842	—	899,780
O’Brien	CNP Savings Restoration Plan	—	39,975	(7,957)	—	143,604

(1)

The Registrant Contributions in 2018 column for the savings restoration plan include employer matching contributions that could not be made to the savings plan due to limitations under the Internal Revenue Code. Messrs. Prochazka’s and Rogers’ contributions to the deferred compensation plan are also included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Mr. Carroll’s contribution to the deferred compensation plan is included in the Salary column of the Summary Compensation Table. Our contributions to the savings plan and savings restoration plan for the senior executive officers are also included in the footnote to the All Other Compensation column of the Summary Compensation Table.

(2)

For the deferred compensation plans, Aggregate Earnings in 2018 consist of earnings on prior plan deferrals. Messrs. Prochazka’s and Rogers’ 2018 interest rate for the 2005 Deferred Compensation Plans was 6.32% with interest compounded annually. The 2018 interest rate for the 2005 Deferred Compensation Plan for Mr. Carroll was 6.43% with interest compounded annually on the month he attained age 65. The amounts are also included in the footnote to the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

For the savings restoration plans, Aggregate Earnings in 2018 include gains and losses determined based on the participant’s balances as of January 1, 2018 plus any matching contributions credited for that year. The gains and losses are calculated using the annualized rate of return for the participant’s account in the plans based on the investment funds selected by the participant.

Always There®	55

2019 Proxy Statement

Executive Compensation Tables (continued)

(3)	The table below sets forth the portion of these aggregate account balances that were reported as compensation in the Summary Compensation Table for 2016 and 2017.

Name	Amount Previously Reported ($)
Scott M. Prochazka	8,782
William D. Rogers	14,470
Tracy B. Bridge	—
Milton Carroll	70,793
Dana C. O’Brien	—

Potential Payments upon Change in Control or Termination

Our Board adopted a change in control plan to ensure consistency of officer benefits and to simplify administration, which was effective January 1, 2015, and was subsequently amended and restated, effective May 1, 2017 (the “plan”). All of our named executive officers, including Mr. Carroll, are participants in the plan.

The plan was amended and restated effective May 1, 2017 to provide that awards granted under the long-term incentive plan on or after such date are not subject to the plan and are instead governed by the long-term incentive plan and the applicable award agreements.

The change in control plan provides for payments and other benefits in the event a covered termination of employment occurs within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after the completion of a transaction that effects a change in control. A “change in control” will be deemed to occur under the plan if:

•

any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless these securities are acquired directly from CenterPoint Energy as part of a merger or consolidation and following the merger or consolidation the conditions for an exclusion from a merger or consolidation event described below are met;

•	the members of our Board on the effective date of the plan, and successors designated as provided in the agreement, cease to constitute a majority of the Board;

•	approval by the shareholders of (or if there is no such approval, consummation of) a merger or consolidation of, or involving, CenterPoint Energy unless:

•	more than 70% of the surviving corporation’s outstanding voting securities are owned by former shareholders of CenterPoint Energy,

•

if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of the business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

•	no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•	a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or

•	approval by the shareholders of (or if there is no such approval, consummation of) a sale or disposition of 70% or more of CenterPoint Energy’s assets unless:

•

individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then

56	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity), and

•

a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity) were members of our Board immediately prior to the asset sale.

Under the plan, a covered termination occurs if the officer’s employment is terminated within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period under the plan. “Good reason” means any of the following: (a) a failure to maintain the officer in his or her position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a material reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits other than a reduction that applies generally to all covered employees; (e) a material reduction in the officer’s overall compensation opportunities under the short-term incentive plan, a long-term incentive plan or other equity plan; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors’ and officers’ liability insurance covering the officer.

The plan provides that we would pay our named executive officers experiencing a covered termination of employment a lump sum amount equal to (i) three times, in the case of Mr. Prochazka, and (ii) two times, in the case of Messrs. Rogers, Bridge and Carroll and in the case of Ms. O’Brien, the sum of the officer’s base salary plus short-term incentive award at target, if applicable.

For officers who are not age 55 or older with five years of service (which includes all the senior executive officers except for Mr. Bridge), the plan also provides for a short-term incentive lump sum payment based on eligible earnings to the date of termination multiplied by his or her short-term incentive target. Mr. Bridge meets the age and service requirements and therefore would be entitled to a similar pro rata short-term incentive payment under the terms of the short-term incentive plan. In addition, three years of service for Mr. Prochazka and two years of service for Messrs. Rogers and Bridge and for Ms. O’Brien will be added for benefit purposes under the retirement plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the benefit restoration plan is paid. In addition, the plan provides for welfare benefits for a period of two years, career transition placement services and the reimbursement of legal fees incurred related to the severance. For awards granted before May 1, 2017, if an award agreement for performance shares granted under our long-term incentive plan does not provide for any early payment upon a change in control, then the plan provides for full vesting of performance shares under our long-term incentive plan if there is a covered termination. However, if the terms of the award are more favorable than those of the plan, the more favorable change in control terms under the award agreements will apply rather than the terms of the plan with respect to such awards. Under the amended and restated plan, awards granted under the long-term incentive plan on or after May 1, 2017 are not subject to the plan and are governed by the long-term incentive plan and applicable award agreements.

Our plan does not include any excise tax gross-up payment provisions. Under our plan, the executive’s total change in control payment is automatically reduced to the minimum extent necessary to prevent triggering the excise tax, but only if the after-tax benefit of the reduced payment exceeds the after-tax benefit if the payment was not reduced. If the payment is not reduced, the officer will be liable for any excise tax due under Section 4999.

An officer must sign a waiver and release in connection with any claims relating to the executive’s employment with or separation from the Company prior to receiving any benefits under the plan. The plan provides that for one year following a covered termination, an officer is prohibited from hiring or soliciting any employees to leave our employment or solicit or attempt to solicit the business of any of our customers or acquisition prospects. In addition,

Always There®	57

2019 Proxy Statement

Executive Compensation Tables (continued)

for one year following a covered termination, an officer is prohibited, without prior written consent, from engaging in any business or accepting employment with or rendering services to a business that is in competition with us. These non-solicit and non-compete restrictions are limited to a 50-mile radius around any geographical area in which we engage (or have a definite plan to engage) in operations or marketing of products or services at the time of the officer’s covered termination.

Change in control provisions in awards under our current long-term incentive plan. The plan provides that participants will fully vest in any performance awards granted under the long-term incentive plan before May 1, 2017 in the event of a covered termination, provided that there are not more favorable benefits under the terms of an outstanding award. The terms of these outstanding awards to the named executive officers under our current long-term incentive plan require us to make payments to these officers in the event of a change in control (which has substantially the same definition contained in the change in control plan), without regard to whether the officer’s employment is terminated. Therefore, based on the more favorable terms in the outstanding awards, an officer’s termination would not be required for the officer to be entitled to the accelerated payment under those awards. Awards granted under the long-term incentive plan on or after May 1, 2017 are not subject to the plan and are governed by the long-term incentive plan and the applicable award agreements. The different outstanding award types under the long-term incentive plan are treated as follows:

Stock Awards. For stock awards granted before February 2018, upon a change in control (without regard to whether the officer’s employment is terminated), we would be required to settle rights relating to unvested stock awards by delivering to the officers shares of our common stock, without regard to whether any performance-based vesting conditions have been satisfied, together with shares having a market value equal to accrued dividend equivalents on those shares. Alternatively, the Compensation Committee could elect to settle these rights by paying cash in an amount equal to the fair market value of the shares otherwise deliverable.

For stock awards granted beginning February 2018, “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or a covered termination of employment occurs. A covered termination of employment occurs for purposes of awards under the long-term incentive plan if the officer’s employment is terminated within two years after the completion of a transaction that effects a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined in the award agreement), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period set forth in the award agreement. “Good reason” for this purpose is defined in substantially the same manner as such term is defined in the change in control plan.

Performance Shares. For performance shares granted before February 2018, upon a change in control (without regard to whether the officer’s employment is terminated), we would be required to settle rights relating to unvested performance shares by delivering the number of shares that would be required if performance was at the target achievement level plus dividend equivalent shares as described above. Alternatively, the Compensation Committee could elect to settle these rights by paying cash in an amount equal to the fair market value of the shares otherwise deliverable. For performance shares granted beginning February 2018, “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or if a covered termination of employment occurs (as described above for stock awards).

Options. Upon a change in control (without regard to whether the officer’s employment is terminated), we would be required to settle unexercised stock options from our long-term incentive plan in cash for a per share amount equal to the excess of the fair market value of the common stock over the exercise price.

58	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

Payments in the event of change in control. The table below presents amounts that would have been payable and the value of the benefits provided under the change in control plan assuming a covered termination of employment occurred on December 31, 2018 following a change of control. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Prochazka	Rogers	Bridge	Carroll	O’Brien
Severance amount	$8,186,000	$2,102,000	$1,908,000	$1,439,000	$1,718,000
Short-term Incentive Plan(1)	1,451,000	448,000	401,000	—	337,000
Long-term Incentive Plan:(2)
Performance shares	12,774,000	2,833,000	2,300,000	5,480,000	1,979,000
Stock awards	5,427,000	1,204,000	977,000	2,328,000	841,000
Benefit restoration plan(3)	528,000	122,000	152,000	—	102,000
Health and welfare benefits	43,000	11,000	28,000	—	25,000
Outplacement	4,000	4,000	4,000	4,000	4,000

Total benefit and payment	$28,413,000	$6,724,000	$5,770,000	$9,251,000	$5,006,000

(1)

Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies the relevant provisions under the plan and is eligible for a pro rata payment at the actual level of achievement, without regard to whether it is preceded by a change in control, based on his eligible earnings to the date of termination multiplied by his or her short-term incentive target. Mr. Bridge satisfies the retirement provisions under the plan, and a change in control does not impact this payment. Refer to “—Payments upon termination of employment.” For purposes of the table above, the target level of achievement has been assumed.

(2)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2018 (which was $28.23). Under the terms of our current long-term incentive plan, amounts payable in shares would be converted to dollars using the New York Stock Exchange closing price on the date on which the change in control occurred. The payments are determined as described under “—Change in control provisions in awards under our current long-term incentive plan.” Amounts shown for performance shares are calculated based on a target level of achievement for each award. Amounts shown for the long-term incentive plan in this table include amounts in the “Payments upon termination of employment” table below.

(3)

Amounts shown consist of the increase in cash balance accounts that would result from crediting an additional three years of service and interest for Mr. Prochazka, and an additional two years of service and interest for Messrs. Rogers and Bridge and for Ms. O’Brien. For purposes of calculating these amounts, balances were projected with the 2019 interest crediting rate of 3.36%. Immediate commencement of the benefit was also assumed.

Upon a change in control, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon a change in control, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Payments upon termination of employment. Certain benefits are payable to a named executive officer upon his or her termination of employment other than in the event of a change in control as described above. The table below presents information on the value of short-term and long-term incentive benefits at the target level of achievement that would be provided if a named executive officer terminated employment as of December 31, 2018. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Prochazka	Rogers	Bridge	Carroll	O’Brien
Short-term incentive plan(1)	$—	$—	$401,000	$—	$—
Long-term incentive plan:(2)
Performance shares	—	—	1,593,000	3,814,000	—
Stock awards	—	—	640,000	1,534,000	—

Total	$—	$—	$2,634,000	$5,348,000	$—

Always There®	59

2019 Proxy Statement

Executive Compensation Tables (continued)

(1)

Under the terms of our short-term incentive plan, an individual age 55 with five years of service satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution at the actual level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target. Mr. Bridge satisfies the retirement provisions under the plan, and a termination of employment does not impact this payment. For purposes of the table above, the target level of achievement has been assumed.

(2)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2018 (which was $28.23). Under the terms of our long-term incentive awards, an individual age 55 with five years of service satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution. In the case of performance shares, such distribution is based on the number of days employed in the performance cycle and the actual level of achievement. All amounts above have been calculated assuming the target level of achievement. In the case of stock awards, such distribution is based on the number of days employed in the vesting period. Messrs. Bridge and Carroll satisfy the retirement provisions under the plan.

Upon termination of employment, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon termination of employment, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Payments upon termination due to death. The table below presents information on the value of the benefits payable if a named executive officer had died on December 31, 2018. The numbers in the table have been rounded to the nearest one thousand dollars. The beneficiaries would have been entitled to the following amounts:

Type of Payment	Prochazka	Rogers	Bridge	Carroll	O’Brien
Short-term Incentive Plan(1)	$1,432,000	$442,000	$401,000	$—	$332,000
Long-term Incentive Plan:(2)
Performance Shares	11,411,000	2,519,000	2,064,000	4,906,000	1,759,000
Stock Awards	4,671,000	1,030,000	844,000	2,005,000	720,000
Executive life insurance plan(3)	—	—	—	180,000	—
Basic life insurance(3)	50,000	50,000	50,000	—	50,000

Total	$17,564,000	$4,041,000	$3,359,000	$7,091,000	$2,861,000

(1)

Under the terms of our short-term incentive plan, an individual who dies during the plan year is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

(2)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2018 (which was $28.23). Under the terms of the long-term incentive awards, an individual who dies during a plan year is eligible for a pro rata plan distribution. In the case of performance shares, such distribution is based on the number of days employed in the performance cycle and the target level of achievement. In the case of stock awards, such distribution is based on the number of days employed in the vesting period. For awards granted beginning February 2018, an individual who dies is eligible for a full distribution of the award under the plan, based on the target level of achievement for performance shares.

(3)	Amounts payable by third party insurance providers.

Each named executive officer’s beneficiaries would also be entitled to receive payment for any fully vested benefits to which they are entitled under the terms of the applicable plan or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

60	CenterPoint Energy

2019 Proxy Statement

Executive Compensation Tables (continued)

Payments upon disability. If a named executive officer becomes disabled as defined under our long-term disability plan on December 31, 2018, he or she would receive the payments stated in the table below. Mr. Carroll is not eligible for long-term disability benefits. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Prochazka	Rogers	Bridge	Carroll	O’Brien
Short-term Incentive Plan(1)	$1,432,000	$442,000	$401,000	$—	$332,000
Long-term Incentive Plan:(2)
Performance Shares	11,493,000	2,537,000	2,078,000	4,938,000	1,772,000
Stock Awards	4,761,000	1,050,000	860,000	2,043,000	733,000
Long-term Disability Per Month(3)	20,000	20,000	20,000	—	20,000

Total	$17,706,000	$4,049,000	$3,359,000	$6,981,000	$2,857,000

(1)

Under the terms of our short-term incentive plan, an individual who becomes disabled as defined under our long-term disability plan is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

(2)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2018 (which was $28.23). Under the terms of the long-term incentive awards, an individual who terminates employment due to disability as defined under our long-term disability plan is eligible for a pro rata plan distribution. In the case of performance shares, such distribution is based on the number of days employed in the performance cycle and the target level of achievement. In the case of stock awards, such distribution is based on the number of days employed in the vesting period. For awards granted beginning February 2018, an individual who terminates employment due to disability is eligible for a full distribution of the award under the plan, based on the target level of achievement for performance shares.

(3)	Amounts payable by third party insurance providers.

Upon becoming disabled as defined under our long-term disability plan, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon disability, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Rabbi Trust

We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants (including each of our named executive officers) under our deferred compensation plans, benefit restoration plans and savings restoration plans and in some instances our long-term incentive plan agreements and the change in control plan. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the covered plans or when required by our Benefits Committee, which consists of officers of the Company. If there is a change in control (defined in substantially the same manner as in the change in control plan described under “Potential Payments upon Change in Control or Termination”), the grantor trust must be fully funded, within 30 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries, but remain subject to the claims of general creditors under applicable state and federal law.

Always There®	61

2019 Proxy Statement

Executive Compensation Tables (continued)

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Prochazka, our Chief Executive Officer.

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all employees of CenterPoint Energy, excluding our Chief Executive Officer, was $97,572; and

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $8,887,981.

Based on this information, for 2018, the ratio of Mr. Prochazka’s annual total compensation to that of our median employee was approximately 91 to one.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:

•

We selected November 1, 2017 as the date to identify our median employee, at which time our employee population consisted of approximately 7,900 individuals located in the United States. This population consisted of our full-time, part-time and temporary employees. The applicable SEC rules require us to identify a “median employee” only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Because there have been no changes in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure for 2018, we are using the same median employee for our 2018 pay ratio that we used for our 2017 pay ratio, although we have updated the calculation of the total compensation earned by that employee for 2018.

•

To identify the “median employee” from our employee population in 2017, we compared employees’ trailing twelve months total gross wages (consisting of base salary, short-term and long-term incentives, overtime and other compensation excluding imputed income) from our payroll records.

•

We identified our 2017 median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. There has been no change in the median employee’s circumstances that we reasonably believe would result in a significant change in our pay ratio.

•

Using the median employee identified in 2017, we combined all of the elements of this employee’s compensation for 2018 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $97,572. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2018.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the Securities and Exchange Commission rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

62	CenterPoint Energy

2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about CenterPoint Energy’s common stock that may be issued under our existing equity compensation plans as of December 31, 2018.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	4,577,132	(2)	$—	5,331,079	(3)
Equity compensation plans not approved by security holders	—		—	—
Totals	4,577,132		$—	5,331,079

(1)

Plans approved by shareholders consist of the 2001 Long-term Incentive Plan, the 2009 Long-term Incentive Plan and the Stock Plan for Outside Directors. No future grants may be made under the 2001 plan.

(2)

Includes outstanding grants of 3,517,099 performance shares (which includes 1,074,201 shares at actual achievement for the 2016 performance cycle and assumes maximum performance is achieved for performance cycles commencing 2017 and later) and 1,060,033 shares issuable upon settlement of outstanding grants of stock awards.

(3)

The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance units and performance shares. The shares remaining available for issuance generally may be used for any of these types of awards, except that the Stock Plan for Outside Directors provides only for awards of common stock.

Always There®	63

2019 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CenterPoint Energy’s proxy statement on Schedule 14A for its 2019 annual meeting, which is incorporated by reference in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, each as filed with the Securities and Exchange Commission.

Peter S. Wareing, Chairman

Martin H. Nesbitt

Theodore F. Pound

John W. Somerhalder II

64	CenterPoint Energy

2019 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CenterPoint Energy and is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit CenterPoint Energy’s financial statements. The Audit Committee is composed of four directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee Charter further describes the committee’s responsibilities and is available at http://investors.centerpointenergy.com/corporate-governance.cfm. During 2018, the Audit Committee met six times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Deloitte & Touche LLP, CenterPoint Energy’s independent registered public accounting firm (independent auditors), prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and CenterPoint Energy that might reasonably be thought to bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board (PCAOB) requirements and (b) discussed with the independent auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees), and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

Management has the responsibility for the preparation of CenterPoint Energy’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2018, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report and the report and attestation of the independent auditors on internal control over financial reporting, based on the framework in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, in accordance with Section 404 of the Sarbanes-Oxley Act.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche LLP as CenterPoint Energy’s independent auditors for the fiscal year ending December 31, 2019.

Phillip R. Smith, Chairman

Leslie D. Biddle

Scott J. McLean

Susan O. Rheney

Always There®	65

2019 Proxy Statement

PRINCIPAL ACCOUNTING FIRM FEES

Aggregate fees related to services provided to CenterPoint Energy as a consolidated entity for the fiscal years ending December 31, 2018 and 2017 by CenterPoint Energy’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.

	Year Ended December 31,
	2018	2017
Integrated audit of financial statements and internal control over financial reporting(1)	$4,725,000	$4,502,000
Audit-related fees(2)	1,272,500	684,020

Total audit and audit-related fees	5,997,500	5,186,020
Tax fees	—	—
All other fees(3)	50,000	100,000

Total fees	$6,047,500	$5,286,020

(1)

For 2018 and 2017, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements and internal control over financial reporting, statutory audits, attest services and regulatory filings.

(2)

For 2018 and 2017, amounts include fees for consultations concerning financial accounting and reporting standards and various agreed-upon or expanded procedures related to accounting and/or billing records to comply with financial accounting or regulatory reporting matters.

(3)

Fees relate to a subscription-based service which provides the Company with access to benchmarking information and tools. The 2017 fees include advisory services to provide analysis and leading practices in relation to the structure of the Company’s tax department.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor. In addition to its approval of the audit engagement, the Audit Committee takes action at least annually to authorize the independent auditor’s performance of several specific types of services within the categories of audit-related services and tax services. Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor. Authorized tax services include compliance-related services such as services involving tax filings, as well as consulting services such as tax planning, transaction analysis and opinions. Services are subject to preapproval of the specific engagement if they are outside the specific types of services included in the periodic approvals covering service categories or if they are in excess of specified fee limitations. The Audit Committee may delegate preapproval authority to subcommittees.

During 2018, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the Securities and Exchange Commission.

66	CenterPoint Energy

2019 Proxy Statement

ITEM 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to conduct the annual audit of CenterPoint Energy’s accounts for the fiscal year ending December 31, 2019. Deloitte & Touche LLP (and their predecessors) have served as the independent registered public accounting firm (independent auditor) for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of the shares of our common stock entitled to vote and voted for or against the matter. Abstentions will not affect the outcome of the vote on this item. We do not expect any broker non-votes. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider the appointment.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.

To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external auditor is in the best interests of the Company and its investors.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Always There®	67

2019 Proxy Statement

ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers at the meeting. This item, commonly referred to as a “say-on-pay” vote, provides you, as a CenterPoint Energy shareholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

The objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation. We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Highlights of our executive compensation program include the following:

•

Market-Based Compensation Targets. We generally target the market median (50th percentile) for each major element of compensation for our named executive officers. To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in our peer companies. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Committee’s own qualitative assessment of the executive’s performance.

•

Pay for Performance. We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the particular executive accomplish goals established by the Compensation Committee. While compensation targets will to a large extent reflect the market, actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance.

•

2018 Compensation. In February 2018, the Compensation Committee reviewed the 2017 base salary and short-term and long-term incentive targets, as applicable, for our named executive officers. With respect to Mr. Carroll’s compensation arrangements, the independent members of the Board of Directors approved the Compensation Committee’s recommendation. The following changes were made for 2018:

Name	Base Salary	Short-term Incentive Target %	Long-term Incentive Target %
Scott M. Prochazka	Increase of $60,000 to $1,260,000 (5%)	115% of base salary (no change)	435% of base salary (increase from 400%)
William D. Rogers	Increase of $25,000 to $595,000 (4.4%)	75% of base salary (no change)	200% of base salary (increase from 195%)
Tracy B. Bridge	Increase of $20,000 to $540,000 (3.8%)	75% of base salary (no change)	170% of base salary (increase from 160%)
Milton Carroll	Increase of $35,000 to $710,000 (5.2%)	Not eligible	300% of base salary (no change)
Dana C. O’Brien	Increase of $15,000 to $515,000 (3.0%)	65% of base salary (no change)	160% of base salary (increase from 155%)

•

Change in Control Plan. Our Board of Directors approved a change in control plan, which was effective January 1, 2015 and was subsequently amended and restated, effective May 1, 2017, that applies to all of our named executive officers. The plan contains a “double trigger” term and does not provide for any excise tax gross-up payments.

•

Stock Ownership Guidelines. We maintain executive stock ownership guidelines applicable to certain of our officers, including our named executive officers, to appropriately align the interests of our officers with our

68	CenterPoint Energy

2019 Proxy Statement

Item 3: Advisory Vote on Executive Compensation (continued)

shareholders’ interests for CenterPoint Energy common stock. Our guidelines provide that our Chief Executive Officer should own CenterPoint Energy common stock having a market value of five times base salary, our Executive Chairman and executive vice presidents should own CenterPoint Energy common stock having a market value of three times their respective base salaries and our senior vice presidents should own CenterPoint Energy common stock having a market value of two times their respective base salaries.

•

Recoupment Policy. We have implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

The discussion under “Compensation Discussion and Analysis” describes our executive compensation program and the related decisions made by the Compensation Committee in more detail. We encourage you to read this discussion, as well as the Summary Compensation Table and other related compensation tables and narrative discussion under “Executive Compensation Tables,” which provides detailed information regarding the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, we are asking our shareholders entitled to vote at the meeting to approve the following resolution regarding the compensation of our named executive officers:

RESOLVED, that the shareholders of CenterPoint Energy, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Approval of the foregoing resolution requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Abstentions and broker non-votes will not affect the outcome of the vote on this item.

As an advisory vote, this proposal is not binding upon CenterPoint Energy or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board of Directors and the Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

Always There®	69

2019 Proxy Statement

GENERAL INFORMATION

We began mailing this proxy statement and the accompanying proxy card to shareholders on or about March 14, 2019. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs, including the fee of Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, who will help us solicit proxies, of $13,000 plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Shareholder Proposals for the 2020 Annual Meeting

Any shareholder who intends to present a proposal at the 2020 annual meeting of shareholders and who requests inclusion of the proposal in CenterPoint Energy’s proxy statement and form of proxy in accordance with applicable rules of the Securities and Exchange Commission must file such proposal with us by November 15, 2019.

Our bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2020 annual meeting of shareholders, the required notice must be received by our Corporate Secretary between October 28, 2019 and January 26, 2020. The bylaws require, among other things, that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent’s status as a shareholder and the number of shares held, the name and address of the proponent, a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal and any material interest of the proponent in the proposal, as well as comply with other procedural requirements. If any of the foregoing information changes or requires supplementation, the proponent must update the information at the times provided in our bylaws. If the proposal is for an amendment of the bylaws, the notice must also include the text of the proposal and be accompanied by an opinion of counsel to the effect the proposal would not conflict with our Restated Articles of Incorporation or Texas law. A copy of the bylaws describing the requirements for notice of shareholder proposals may be obtained on our website at http://investors.centerpointenergy.com/corporate-governance.cfm.

Director Nominations for the 2020 Annual Meeting

For director nominations by eligible shareholders to be included in our proxy materials, see “Item 1—Election of Directors—Proxy Access Requirements” for further information. Additionally, for any shareholders seeking to make director nominations, but not seeking to include such matters in our proxy materials for the 2020 annual meeting, see “Item 1—Election of Directors—Director Nomination Process” for further information.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than ten percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. We believe that during the fiscal year ended December 31, 2018, all of our officers and directors complied with these filing requirements.

Householding of Annual Meeting Materials

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (street-name shareholders) and share a single address, only one annual report to shareholders

70	CenterPoint Energy

2019 Proxy Statement

General Information (continued)

and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at (713) 207-3060 or (800) 231-6406. Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2018, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Milton Carroll Executive Chairman of the Board	Scott M. Prochazka President and Chief Executive Officer

March 14, 2019

Always There®	71

BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 24, 2019 for shares of common stock held directly and by 11:59 p.m. Eastern Time on April 22, 2019 for shares of common stock held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 24, 2019 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E57796-P16384                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTERPOINT ENERGY, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
Nominees:
1a. Leslie D. Biddle		☐	☐	☐
1b. Milton Carroll		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals: 2. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2019.		For	Against	Abstain
1c. Scott J. McLean 1d. Martin H. Nesbitt		☐ ☐	☐ ☐	☐ ☐			☐	☐	☐
1e. Theodore F. Pound		☐	☐	☐	3. Approve the advisory resolution on executive compensation.		☐	☐	☐
1f. Scott M. Prochazka		☐	☐	☐
1g. Susan O. Rheney		☐	☐	☐
1h. Phillip R. Smith		☐	☐	☐
1i. John W. Somerhalder II		☐	☐	☐
1j. Peter S. Wareing		☐	☐	☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

CENTERPOINT ENERGY, INC.

2019 ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 25, 2019

9:00 a.m. Central Time

Auditorium

1111 Louisiana Street

Houston, Texas 77002

This admission ticket admits only the named shareholder.

Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, valid picture identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 25, 2019.

The Notice & Proxy Statement and Annual Report are

available at: http://materials.proxyvote.com/15189T

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

E57797-P16384

CENTERPOINT ENERGY, INC.

2019 Annual Meeting of Shareholders

Proxy-Common Stock

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott M. Prochazka and Vincent A. Mercaldi, or either of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Thursday, April 25, 2019 at 9:00 a.m. in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the Board’s recommendation.

The terms for Directors will expire in 2020. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2019 and FOR the advisory resolution on executive compensation.

Continued and to be signed on reverse side

BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 24, 2019 for shares of common stock held directly and by 11:59 p.m. Eastern Time on April 22, 2019 for shares of common stock held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 24, 2019 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E57798-P16384             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTERPOINT ENERGY, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
Nominees:
1a. Leslie D. Biddle		☐	☐	☐
1b. Milton Carroll		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals: 2. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2019.	For	Against	Abstain
1c. Scott J. McLean 1d. Martin H. Nesbitt		☐ ☐	☐ ☐	☐ ☐		☐	☐	☐
1e. Theodore F. Pound		☐	☐	☐	3. Approve the advisory resolution on executive compensation.	☐	☐	☐
1f. Scott M. Prochazka		☐	☐	☐
1g. Susan O. Rheney		☐	☐	☐
1h. Phillip R. Smith		☐	☐	☐
1i. John W. Somerhalder II		☐	☐	☐
1j. Peter S. Wareing		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 25, 2019.

The Notice & Proxy Statement and Annual Report are

available at: http://materials.proxyvote.com/15189T

This proxy covers all shares of common stock in the CenterPoint Energy, Inc. stock fund under the CenterPoint Energy Savings Plan (Plan) for which the undersigned has the right to give confidential voting instructions to The Northern Trust Company, Trustee of the Plan. Under the Plan, participants are “named fiduciaries” as defined under ERISA to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). This proxy, when properly executed, will be voted by the Trustee as directed by the undersigned. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on April 22, 2019, The Northern Trust Company, as Trustee, will vote the Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA.

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

E57799-P16384

CENTERPOINT ENERGY, INC.

2019 Annual Meeting of Shareholders

Proxy-Common Stock

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints The Northern Trust Company to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Thursday, April 25, 2019 at 9:00 a.m. in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the Board’s recommendation.

The terms for Directors will expire in 2020. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2019 and FOR the advisory resolution on executive compensation.

Continued and to be signed on reverse side